Exploration and Option to Enter
Joint Venture Agreement
Red Canyon Project

This Exploration and Option to Enter Joint Venture Agreement ("**Agreement**") is made effective as of July 12, 2006 (the "**Effective Date**"), by and between Miranda Gold Corp., a British Columbia corporation, Miranda U.S.A., Inc., a Nevada corporation (collectively referred to as "**Miranda**"), Romarco Minerals Inc., a British Columbia corporation, and Romarco Minerals U.S. Inc., a Nevada Corporation (collectively referred to as"**Romarco**").

Recitals

A. Miranda leases certain unpatented mining claims ("Property") which are located in Eureka County, Nevada pursuant to a lease from Red Canyon Corporation dated November 18, 2003 ("Red Canyon Lease") and which claims and lease are more particularly described in Exhibit A attached to and by this reference incorporated in this Agreement.

B. Romarco desires to acquire and Miranda desires to grant certain rights to explore the Property and an option to acquire an interest in the Property and the parties desire to formalize their agreement to do so.

Now, therefore, in consideration of their covenants and promises in this Agreement, Miranda and Romarco agree:

1. **Definitions.** The following defined terms, wherever used in this Agreement, shall have the meanings described below:

"**Area of Interest**" means the lands within the exterior boundaries of the unpatented mining claims which constitute the Property as of the Effective Date and all mining claims acquired or located by the parties and all mineral rights or other property interests and rights acquired by the parties within one (1) mile from the exterior boundaries of the unpatented mining claims which constitute the Property on the Effective Date, provided that the Area of Interest shall not include any such property interests if the non-acquiring party declines to cause such interests and rights to be made part of the Property and subject to this Agreement. This Section shall apply only to interests and rights which are in the Area of Interest, except that this Section shall apply to any unpatented mining claim located by a party any part of which unpatented mining claim is within the Area of Interest.

"**Expenditures**" means all costs incurred on or for the benefit of the Property for Exploration and Development Work pursuant to this Agreement, including but not limited to: (a) salaries, wages and costs of benefits, labor expenses and travel and living expenses for Romarco's employees employed directly on or for the benefit of the Property; (b) costs and expenses of

equipment, machinery, materials and supplies; (c) all payments to contractors for work on or for the benefit of the Property; (d) costs of sampling, assays, metallurgical testing and analyses and other costs incurred to determine the quantity and quality of minerals on the Property; (e) costs incurred to apply for and obtain approvals, consents, licenses, permits and rights-of-way and other similar rights in connection with activities on the Property; (f) expenses and payments of rentals, bonuses, minimum advance royalties and other payments pursuant to the Red Canyon Lease, if any; (g) costs and expenses of performance of annual assessment work and the filing and recording of proof of performance of annual assessment work, if required to be performed; (h) costs and expenses of payment of federal annual mining claim maintenance fees and the filing and recording of proof of payment of federal annual mining claim maintenance fees; (i) all costs and expenses of performance of all obligations under the Red Canyon Lease, if any; (j) all taxes and assessments levied against the Property; (k) costs incurred in the examination of and curative actions taken concerning title to the Property; (l) costs incurred to acquire new properties in the Area of Interest; (m) a management fee prior to the formation of the Joint Venture on the same basis as that prescribed in Section 7.4; and (n) taxes assessed or incurred.

"**Exploration and Development Work**" means all activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of minerals on the Property.

"**Lessor**" means the lessors under the Red Canyon Lease, Red Canyon Corporation.

"**Option Period**" means the period commencing on the date hereof and terminating (A) upon notice of termination of the Agreement given by Romarco to Miranda pursuant to Section 15 or (B) upon Miranda terminating the Agreement in accordance with section 16, or (C) on the Option Exercise Date (as defined in Section 9.1, whichever date the first of these events occurs.

"**Miranda**" means, jointly and severally, for all purposes under this Agreement, Miranda U.S.A., Inc., a Nevada corporation, Miranda Gold Corp., a British Columbia corporation and their successors and assigns.

"**Property**" means the minerals, mining claims, millsites and tunnel sites, lands, real property and interests (including all appurtenances) described in Exhibit A, or on any exhibit or schedule which is part of Exhibit A, including all interests acquired in and under the Red Canyon Lease or other underlying agreements, and all other easements, licenses, mineral interests, mineral royalty interests, rights-of-way, surface use rights, water rights and interests in real property which are held by the Miranda within the Area of Interest or acquired and held subject to this Agreement, including any of the same subsequently acquired in the Area of Interest.

"**Romarco**" means Romarco Minerals U.S. Inc., a Nevada corporation, and its successors and assigns for all purposes under this Agreement, save and except for the option requirement to issue common shares to Miranda pursuant to Section 8 which shall be an obligation which is to

be fulfilled by Romarco Minerals Inc., a British Columbia corporation.

"Red Canyon Lease" means an agreement between Miranda and Red Canyon Corporation dated November 18, 2003 pursuant to which Miranda leases the mining claims comprising the Property, specifically, the agreement which, with its First Amendment, has been copied and attached as Exhibit B to this Agreement, and any other agreements, conveyances and instruments of mining claims, mineral rights or other property interests and rights entered into or acquired by the parties in accordance with or subject to the terms of this Agreement.

All other capitalized terms used in this Agreement shall have the meanings ascribed to them where defined in this Agreement.

2. Miranda's Representations and Warranties. Miranda makes the following, representations and warranties to Romarco:

2.1 Miranda holds a 100% interest in the leasehold of the mining claims under the Red Canyon Lease free and clear of any claims, encumbrances or liens arising under the Red Canyon Lease or otherwise. Miranda represents and warrants that it is in possession of the Property, and Miranda has delivered to Romarco all information concerning title to the Property in Miranda's possession or control.

2.2 With respect to the unpatented mining claims included in the Property, Miranda, represents and warrants, to the best of its knowledge and belief, subject to the paramount title of the United States, as follows:

2.2.1 The unpatented mining claims were properly laid out and monumented;

2.2.2 The certificates of location for the unpatented mining claims were properly recorded and filed with appropriate governmental agencies;

2.2.3 All filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies;

2.2.4 The claims are free and clear of defects, liens and encumbrances arising by, through or under Miranda, or arising by, through or under any third party and are not subject to any prior agreement, burden or restriction or adverse or conflicting claim (mining or otherwise) by any third party except for the Red Canyon Lease.

2.2.5 The Federal annual mining claim maintenance fees necessary to assure the uninterrupted and continued good standing of the unpatented mining claims until September 1, 2006, have been paid timely to the Bureau of Land Management;

2.2.6 The mining claim and recording fees required to be paid under the laws of the State of Nevada have been timely and properly paid to hold the unpatented mining claims through September 1, 2006; and

2.2.7 The Property is not burdened with any royalties, overriding royalties, net profits interests or payments on production, except as provided in the Red Canyon Lease.

Nothing in this Section 2.2, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals. With respect to those unpatented mining claims included in the Property that were not located by Miranda or an affiliate of Miranda, but which were located by the Lessor under the Red Canyon Lease, to the best of its knowledge and belief, Miranda believes that the monuments of location and the corner monuments for the unpatented mining claims located by the Lessor under the Red Canyon Lease are properly constructed and located and that Exhibit A describes the mining claims which were located by the Lessor.

2.3 Miranda represents and warrants that with respect to the Property there are no pending or to Miranda's best knowledge, no threatened actions, administrative investigations, suits, claims or proceedings with respect to the Property and no factual basis on which any such actions, investigations, suits, claims or proceedings could be founded.

2.4 Miranda represents and warrants that: (a) Miranda has no knowledge of any agreements between Lessor and any third party in relation to the Property; (b) that Miranda is not in default or breach of its obligations under the Red Canyon Lease; (c) there are no facts which, after notice or lapse of time, or both, would constitute a default or breach of the Red Canyon Lease; (d) the Red Canyon Lease is now in good standing and is in full force and effect; (e) the Red Canyon Lease has not been amended, except for the Novation Agreement of Mining Lease and Option to Purchase Agreement Dated Effective November 18, 2003 and Related Documents and the associated Amended Memorandum of Mining Lease and Option to Purchase Agreement both dated October 13, 2004; (f) there are no outstanding material disputes under the Red Canyon Lease; and (g) no consents, releases, waivers or approvals are necessary under the Red Canyon Lease with regard to the transactions described in this Agreement with the exception of the consent of the Lessor as required pursuant to the Red Canyon Lease.

2.5 Miranda represents and warrants that it has made available for inspection by Romarco all geologic, engineering and other data in its possession pertaining to the Property. Miranda makes no representation or warranty concerning the accuracy of any such information or with respect to the nature, quality, extent or any other characteristic of the mineral resources, if any, located on the Property.

2.6 Miranda represents and warrants to Miranda's best knowledge that there are no outstanding work orders or actions required to be taken relating to environmental matters in

relation to the Property, or that there are any existing conditions on the Property which could be the basis therefore, and that in all respects the Property fully complies with all applicable laws, regulations and orders relating to environmental matters including, but not limited to, reclamation, rehabilitation, contaminant levels, waste disposal and storage.

2.7 Miranda represents and warrants that it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in the states where necessary in order to carry out the purposes of this Agreement.

2.8 Miranda represents and warrants: (a) it has the capacity to enter into and to perform this Agreement and all corporate and other actions required to authorize Miranda to enter into and perform this Agreement have been properly taken; (b) that Miranda will not breach any other agreement or arrangement by entering into or performing this Agreement; and (c) that Miranda has properly executed this Agreement and that this Agreement is Miranda's valid and binding legal obligation enforceable in accordance with its terms.

2.9 Miranda represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

3. **Romarco's Representations and Warranties.** Romarco makes the following, representations and warranties to Miranda:

3.1 Romarco represents and warrants that it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in the states where necessary in order to carry out the purposes of this Agreement.

3.2 Romarco represents and warrants: (a) it has the capacity to enter into and to perform this Agreement and all corporate and other actions required to authorize Romarco to enter into and perform this Agreement have been properly taken; (b) that Romarco will not breach any other agreement or arrangement by entering into or performing this Agreement; and (c) that Romarco has properly executed this Agreement and that this Agreement is Romarco's valid and binding legal obligation enforceable in accordance with its terms.

3.3 Romarco acknowledges that it has examined the data and information provided to it by Miranda and has made an independent determination of such data to support its decision to enter this Agreement.

3.4 Romarco represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or

any other law or regulation, including the USA Patriot Act or Executive Order 13224

4. Survival of Representations and Warranties. The representations and warranties in Sections 3 and 4, respectively, are conditions upon which Romarco and Miranda, respectively, have relied in entering into this Agreement, and such representations and warranties shall survive termination of this Agreement. Each of Miranda and Romarco indemnifies and agrees to save the other harmless from all actions, claims, costs, damage, losses and suits incurred by the other within two (2) years from the Effective Date arising as a result of any breach by the indemnifying party of its representations and warranties.

5. Grant of Exploration Right and Possession. Until the Option Period ends, Romarco shall manage all Exploration and Development Work on the Property and Miranda gives and grants to Romarco during the Option Period the right to prospect and explore for minerals on the Property, subject to the terms of this Agreement. The foregoing grant from Miranda to Romarco shall be exclusive to the extent Miranda has the contractual or legal authority to grant such an exclusive right. To the extent that Miranda has surface, access and water rights relating to the Property and to the extent permitted by law, Miranda grants the use of such rights to Romarco. Subject to the terms of this Agreement, during the Option Period Romarco shall have the exclusive right to enter at any and all times upon the Property to undertake any and all types of Exploration and Development Work.

6. Term. The term of this Agreement shall begin on the Effective Date and shall continue to and until each of the obligations and rights of the Parties hereto has been exercised, unless sooner accelerated, terminated or expired as provided in this Agreement.

7. Romarco's Exploration and Development Work Obligation.

7.1 Subject to Romarco's right (a) to accelerate performance of its obligations under this Section 7; (b) to terminate this Agreement as provided in Section 15; and (c) Romarco's right to extend the time for performance of its obligations as provided herein or in Section 18, Romarco agrees to incur Expenditures for Exploration and Development Work in accordance with the following schedule:

Expenditure Date	**Annual Amount**	**Cumulative Amount**
July 12, 2007	$400,000.00	$ 400,000.00
July 12, 2008	$500,000.00	$ 900,000.00
July 12, 2009	$600,000.00	$1,500.000.00
July 12, 2010	$750,000.00	$2,250,000.00
July 12, 2011	$750,000.00	$3,000,000.00

7.2 Romarco's obligation to incur $400,000 in Expenditures for Exploration and Development Work on or before July 12, 2007 (**"Initial Year"**), is a firm commitment and includes Romarco's obligation to pay the Federal annual mining claim maintenance fees for the unpatented mining claims which comprise the Property for the annual 2007 assessment year from September 1, 2006, to September 1, 2007, the county mining and recording fees for the Initial Year which become due and payable in respect of the Property on October 31, 2006, and any Advance Royalty Payments which become due and payable by Miranda pursuant to the Red Canyon Lease on or before July 12, 2007. Notwithstanding the foregoing, Romarco's obligation to perform physical work on the Property, including exploration drilling, is subject to Romarco's receipt of the permits required for Romarco's work on the Property, and, in the case of exploration drilling, on the availability of drill rigs. Romarco shall commence performance of physical work on the Property within sixty (60) days after Romarco receives all permits required for such work and, in the case of exploration drilling, within sixty (60) days after receipt of required permits and availability of a suitable drill rig. If Romarco is not able to complete the entire unconditional Expenditure commitment of $400,000 by July 12, 2007 due to delays in Romarco's receipt of permits or the lack of availability of drill rigs, Romarco shall not be in default under this Agreement and this Agreement shall not be terminated as a result of the foregoing, unless Romarco fails to incur an aggregate of $900,000 in Expenditures or before July 12, 2008. Romarco shall employ all commercially reasonable efforts to obtain such permits and drill rigs in a timely fashion. The remaining Expenditures for Exploration and Development Work may be performed by Romarco at its election and Romarco shall be relieved of any remaining Expenditure and other obligations hereunder if Romarco properly and timely terminates this Agreement pursuant to Section 18.

7.3 Expenditures incurred by Romarco during any annual period in excess of the prescribed Expenditures for the annual period shall be credited in Romarco's favor against subsequent Expenditure obligations. If on or before the deadline for performance of its Expenditure obligations Romarco does not incur Expenditures in the required minimum amount, Romarco, at its option, exercisable in Romarco's sole and exclusive discretion, may elect to pay Miranda an amount equal to the difference between the Expenditures actually incurred and the amount described above for the applicable period. In such case, Romarco shall be deemed to have incurred the Expenditures for the applicable period for which Romarco makes such payments. If Romarco does not perform its Expenditure obligation for any period and Romarco does not elect to pay cash in lieu of performance of its Expenditure obligation in accordance with this Section, Romarco shall be deemed to have elected to terminate this Agreement on expiration of the applicable period pursuant to Section 18.

7.4 Romarco shall manage, and shall have control of, all Exploration and Development Work on the Property during the Option Period. Romarco shall be paid a management fee of 8% of exploration expenses, 3% of development expenses and 3% of operating expenses, provided however, that the fee shall not be applied to payments for the federal mining claim maintenance and Nevada notice of intent recording fees, cash payments

(rentals, advance royalty payments, production royalties etc.) paid by the Company under the Red Canyon Lease, cash deposits or payments for reclamation or other financial assurances required to be given or paid by the Company.

7.5 Romarco shall provide information and access to Miranda during the Option Period as prescribed by Section 14.

7.6 Subject to Miranda's right to comment on Romarco's plans for operations on the Property, Romarco shall have sole discretion to determine the extent of its work on the Property and the time or times for beginning, continuing or resuming operations.

7.7 If Miranda objects to the amount of the Expenditures reported by Romarco, Miranda shall notify Romarco. Romarco shall have thirty (30) days from its receipt of Miranda's notice to accept or reject Miranda's objection in whole or in part. If Romarco fails to accept or reject Miranda's objections within such 30-day period, Romarco shall be deemed to have accepted Miranda's objection. If Romarco notifies Miranda within such 30-day period of Romarco's acceptance of Miranda's objection, the amount of Romarco's Expenditures shall be reduced accordingly. If the reduced amount of the Expenditures is less than the minimum amount of Expenditures for the applicable period, Romarco shall have the right, but not the obligation, to pay the disputed amount to Miranda within ten (10) days after the expiration of the 30-day period. If within the 30-day period Romarco notifies Miranda that Romarco rejects Miranda's objection in whole or in part and within fifteen (15) days after Miranda's receipt of Romarco's notice Miranda notifies Romarco that Miranda disagrees with Romarco, as to such rejection, the parties' dispute shall be referred to an independent Chartered Accountant or Certified Public Accountant (the "**Referee**") with experience in and knowledge of accounting practices in the mining industry in Nevada. The Referee's decision shall be binding and final on the parties. If the Referee decides that Miranda's objection is valid in whole or in part and if Romarco's Expenditures are reduced below the minimum amount of Expenditures for the applicable period, Romarco shall have the right, but not the obligation, to pay the disputed amount to Miranda within ten (10) days after the Referee's decision is delivered to the parties. The Referee's costs and fees shall be born equally by the parties. Romarco shall not be relieved of its obligations or denied any of its rights under this Agreement pending the Referee's determination and expiration of the time periods allowed for Romarco's payment to Miranda. Any amounts paid by Romarco to Miranda within the allowed periods shall be deemed to be Expenditures incurred and paid during the applicable period.

8. Issue of Shares. Upon the parties' execution of this Agreement, Romarco Minerals Inc. shall issue to Miranda 250,000 common shares in the capital of Romarco Minerals Inc. in consideration of the obligations assumed by Miranda pursuant to this Agreement. The share distribution shall be subject to TSX Ventures Exchange approval and requirements, including a four month hold provision under the laws of British Columbia.

9. Exercise of the Option by Romarco.

9.1 In consideration of Romarco's performance of its Exploration and Development Work Expenditure obligations pursuant to Section 7, and its share issuance obligation pursuant to Section 8, Miranda grants to Romarco, and Romarco shall have, the option and right, exercisable in Romarco's sole and exclusive discretion, to earn and to be vested in an undivided sixty percent (60%) interest in the Property and to form a joint venture (the "**Joint Venture**") for the management and ownership of the Property. When Romarco has completed its Exploration and Development Work obligations pursuant to Section 7 and has issued shares to Miranda as described in Section 8, Romarco shall be deemed to have exercised its right to enter into the Joint Venture with Miranda on the Property, unless Romarco informs Miranda in writing that Romarco has elected to not exercise its option and right to enter into the Joint Venture. Romarco shall deliver notice to Miranda of Romarco's completion of its Exploration and Development Work Expenditure obligations pursuant to section 7 and its share issuance obligation pursuant to Section 8 within thirty (30) days after such completion. The option shall be deemed exercised and the Joint Venture shall be formed on the date of such notice ("**Option Exercise Date**"). At any time during the term of this Agreement, Romarco shall have the right to accelerate performance of its Exploration and Development Work Expenditure obligations.

9.2 Within ten days of the Option Exercise Date, Miranda and Romarco will execute and deliver to each other (or shall be deemed to have done so) the Red Canyon Project LLC Operating Agreement(the "**Joint Venture Agreement**") as initialed by the parties in the form of Exhibit C attached to and by this reference incorporated in this Agreement. Upon the execution (or deemed execution) of the Joint Venture Agreement, this Agreement shall terminate and shall be replaced by the Joint Venture Agreement.

9.3 The parties shall organize a Nevada limited liability company (the "**Company**") as the business entity under which the Joint Venture conducts its business and the parties participating interests in the Joint Venture shall be represented by their respective members' interests in the limited liability company. Miranda shall, promptly following the formation of the Company, transfer and assign the Property, including the Red Canyon Lease, to the Company, free and clear of any claims, encumbrances or liens. Miranda shall obtain any third party (including the Lessor) consents or approvals as may be required to complete such transfer or assignment. Miranda hereby covenants to take or refrain from taking any actions as may be required during the Option Period in order that it may make to the Company and Romarco the identical representations and warranties pertaining to the Property set out in Section 2 effective as of the date on which such Property is transferred and assigned to the Company. Miranda shall not be responsible for any failure to make a specific representation or warranty as to Property as a result of any activities which Romarco has undertaken during the Option Period.

10. Company

10.1 Subject to Romarco's right to subsequently increase its participating interest pursuant to the Joint Venture Agreement, Miranda's initial participating interest in the Company shall be forty percent (40%) and Romarco's initial participating interest shall be sixty percent (60%). The Company shall issue certificates of members' interests to the parties to reflect the initial participating interests of the parties and from time to time thereafter to reflect any adjustments in the parties' member' interests.

10.2 Upon Romarco's acquisition of a 60% interest in the Company, but subject to any election made by Romarco to increase its participating interest pursuant to the Joint Venture Agreement, the parties shall contribute to future Exploration and Development Work Expenditures in accordance with their respective participating interests in the Company from time to time as prescribed in the Joint Venture Agreement.

10.3 A board of directors of the Company shall be established and shall have the duties and responsibilities prescribed in the Joint Venture Agreement.

11. Restrictions on Transfer

11.1 Each party to this Agreement shall have the right to assign its rights and obligations under this Agreement (**"Agreement Interest"**) to any parent or subsidiary corporation or limited liability company, or any corporation or limited liability company having a common parent or subsidiary (**"Affiliate"**). Any assignment to an Affiliate shall not relieve the assigning party of its obligations under this Agreement and the assigning party shall be jointly and severally liable with the Affiliate for any obligations under this Agreement and any such assignment shall be conditioned upon the Affiliate's assumption of the obligations of the assigning party

11.2 If a party intends to assign its Agreement Interest to an unaffiliated third party, such party's right to assign all or any portion of its participating interest to the third party shall be subject to a right of first refusal in favor of the other parties to the Joint Venture Agreement. Any attempted assignment by a party not in compliance with the foregoing requirements will be void and ineffective. If a party intends to transfer to a third party all or any part of its Agreement Interest, the transferring party shall notify the other party. The notice shall state all pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the agreement, contract, offer or other instrument governing the terms of the transfer. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the non monetary consideration and stated in terms of cash or currency). The non transferring party shall have sixty (60) days from the date it receives such notice to notify the transferring party that the non transferring party elects to acquire the offered Agreement Interest at the same

price (or its monetary equivalent in cash or currency) and on the same terms and conditions as described in the transferring party's notice. If the non transferring party fails to elect within the period allowed, the transferring party shall have 120 days following expiry of that period to consummate the transfer of the offered Agreement Interest to a third party at a price upon terms no less favorable than those described in the notice. If the transferring party fails to consummate the transfer to a third party within such period, the non transferring party's preferential right to acquire such offered interest shall be deemed to be revived. Any subsequent proposal by the transferring party to transfer all or any part of its Agreement Interest shall be conducted in accordance with all of the procedures of this Section. Any assignment to a third party shall not relieve the assigning party of its obligations under this Agreement and the assigning party shall be jointly and severally liable with the assignee for any obligations under this Agreement and any such assignment shall be conditioned upon the third party's assumption of the obligations of the assigning party. Each party shall be free to pledge, encumber or otherwise grant a lien or security interest in its Agreement Interest for the purpose of obtaining debt financing for such party's contribution obligations for the development of the Company's Property. Upon the Venture Agreement coming into force as provided herein, these transfer restrictions shall be replaced by the transfer restrictions set out in the Joint Venture Agreement,

12. Title.

12.1 At Romarco's request, during the Option Period Miranda will make available to Romarco such abstracts of title and other title records pertaining to the Property which Miranda may have. Romarco may investigate and cure as it elects any defects in the title to the patented lands and the unpatented mining claims or the location, recordation or filing of the unpatented mining claims which comprise the Property, and Miranda agrees to cooperate fully with the curing of the deficiencies at Romarco's expense. Alternatively, Romarco may elect to require Miranda to cure such defect at Miranda's sole expense. Romarco's title curative expenses shall be qualifying Expenditures in the period in which they were incurred.

12.2 Subject to the Red Canyon Lease, during the Option Period Romarco may relocate or amend mining claims part of the Property and refile or re-record any documents or instruments for any mining claim part of the Property. Romarco shall first confer with Miranda about the proposed amendment or relocation. If required for the relocation of any mining claim part of the Property, Miranda agrees to execute notices of abandonment of such mining claims as Romarco reasonably requests. This Agreement and the Joint Venture Agreement shall apply to and include any and all amendments or relocations of the unpatented mining claims part of the Property.

12.3 The parties desire to ensure that any and all interests of the parties in the lands subject to the unpatented mining claims which comprise all or part of the Property, including any rights or interests acquired in such lands under the mining laws, as amended, repealed or superseded, shall be part of the Property and shall be subject to this Agreement. If pursuant to any amendment of the mining laws, Miranda or the Lessor under the Red Canyon Lease is

granted the right to convert its interest in the unpatented mining claims which comprise the Property to a lease, license, permit or other right or interest, all such rights or interests shall be deemed to be part of the Property subject to this Agreement. In such case, the parties shall execute and deliver an addendum to this Agreement, in recordable form, which provides that all such converted rights or interests are part of the Property and are subject to this Agreement.

12.4 If the United States or any third party attacks the validity of the mining claims part of the Property, Romarco shall have no obligation to defend their validity unless the attack is based on Romarco's failure to maintain the validity of such mining claims. Romarco shall not be required to defend any attack based upon any change in law effective after the Effective Date of this Agreement.

12.5 The parties acknowledge that an Area of Interest exists with respect to the Property and that any property interests acquired by either of them within the Area of Interest following the Effective Date shall be offered to the other parties in accordance with the terms set out in Section 13 of the Joint Venture Agreement attached hereto as Exhibit C.

13. Romarco's Work Obligations during Option Period.

13.1 During the Option Period, Romarco shall perform all of its activities on the Property in a good and miner-like manner. All activities carried out by Romarco under this Agreement shall conform in all respects to the laws and regulations of the United States and the State of Nevada.

13.2 During the Option Period, Romarco shall maintain the Property, including payment of federal annual mining claim maintenance fees and notice of intent recording fees. During the Option Period, Romarco shall be responsible for making any payments to the Lessor required under Section 4.1 of the Red Canyon Lease. Romarco will provide Miranda evidence of: (a) its payments under Section 4.1 of the Red Canyon Lease; (b) by August 1 in the applicable year its payment of federal mining claim maintenance fees as required by this Section; and (c) its payment of taxes as required by Section 12. During the Option Period, Romarco shall perform the assessment work or pay federal annual maintenance or rental fees required to be paid for the unpatented mining claims part of the Property for the assessment year ending September 1, 2007, and for every succeeding assessment year during which Romarco continues this Agreement to within ninety (90) days before the applicable statutory or regulatory deadline for maintenance of the unpatented mining claims for the succeeding assessment year. For each year in which Romarco performs assessment or other work or makes payments, it shall record and file, as required by law, an affidavit of such assessment work or payment or other required recordings or filings.

13.3 Romarco shall perform its obligations under this Section which accrue before termination of this Agreement, and, if Romarco does not perform its payment obligations under

this Section, after inquiring of Romarco concerning its intention to perform its obligations under this Section, Miranda may make any such payment on behalf of Romarco and for the account of Romarco, although Miranda shall be under no obligation to do so. Romarco will reimburse Miranda for the amount of any such payment within ten (10) days after Romarco's receipt of notice from Miranda that Miranda has made such payment, together with interest on the amount of such payment at the rate of seven percent (7%) per annum.

14. **Communications with Miranda and Inspection.** Miranda and its agents, employees and representatives at any reasonable time and on advance notice to Romarco may enter the Property for inspection, but any such entry shall be at Miranda's own risk and Miranda shall defend, indemnify and hold Romarco harmless against and from any damage, loss or liability by reason of injury to Miranda or its agents, representatives or employees while on the Property, except damage, loss or injury arising from the negligence or misconduct of Romarco or its employees or agents. Romarco and Miranda shall meet at regular intervals as reasonably requested by Miranda (not less frequently than annually) in order for Romarco to report to Miranda on the status and progress of the Exploration and Development Work and Romarco's plans for future operations on the Property. Romarco shall quarterly provide Miranda with copies of all exploration plans and progress reports concerning Exploration and Development Work and engineering or other studies and reports developed by Romarco or its agents and consultants concerning the Property, provided, however, that Romarco shall have no obligation to deliver to Miranda Romarco's confidential or proprietary business, financial or investment plans or reports not directly relating to the Exploration and Development Work. Romarco shall communicate to Miranda any extraordinary results obtained from operations upon receipt of the results and shall prepare and deliver to Miranda reports on operations that have been conducted, but that have not previously been reported upon promptly after being requested to do so by Miranda.

15. **Payment of Taxes.** Romarco shall pay all taxes assessed against any personal property which it may place on the Property, but otherwise shall have no obligations for taxes that are not owed by it. Romarco may take such action as it deems proper to obtain a reduction or refund of taxes paid or payable by it.

16. **Insurance, Indemnification.** Romarco shall obtain and maintain all casualty and general liability insurance for its activities on the Property during the Option Period with a policy limit of not less than $1,000,000. Romarco shall deliver to Miranda proof of its insurance. Romarco will defend, indemnify and save harmless Miranda against and from any damage, loss or liability by reason of injury to person or damage to property as the result of its operations.

17. **Encumbrances.** Romarco shall keep the Property free of all liens and encumbrances arising from its operations. Romarco may contest the validity of any lien on the Property, and the existence of any such lien shall not be deemed a default under this Agreement if contested by Romarco, unless the lien is finally adjudicated to be valid and is not discharged by Romarco.

Subject to Romarco's obligation above, Miranda agrees that it will not cause or allow any liens, encumbrances or adverse claims to accrue against the Property. If any lien or encumbrance accrues against the Property by act or neglect of Miranda, then Romarco, at Romarco's option, may pay and discharge the same. Any amounts paid by Romarco to discharge any lien or encumbrance against the Property shall be deemed to be Expenditures or, at the option of Romarco, Miranda shall be required to reimburse Romarco directly for any such payment. Miranda may contest the validity of any lien on the Property, and the existence of any such lien shall not be deemed a default under this Agreement unless finally adjudicated to be valid and not discharged by Miranda. Nothing in this Section shall preclude Miranda or Romarco from granting a lien or security interest in its respective interest in the Property or the Company for the purpose of financing such party's capital contributions or operations on the Property.

18. Termination by Romarco.

Subject to its continuing requirement to perform all obligations which accrue before termination of this Agreement, including specifically the obligation under Section 7 with respect only to the firm and unconditional requirement to incur the prescribed Expenditures during the Initial Year, Romarco may terminate this Agreement at any time. Termination of this Agreement shall be effective on Romarco's delivery of notice to Miranda, unless Romarco's termination notice recites a later date. If Romarco terminates this Agreement, except by its election to enter the Joint Venture as provided in Section 8, Romarco shall perform the following obligations:

18.1.1 Romarco shall make all payments and take all other actions necessary to ensure that at the date of such termination and without any action by Miranda the Property and the Red Canyon Lease (with the exception of Section 4.2 thereof) shall be in good standing on the date of termination, unless such failure has resulted from a default by the Miranda of its obligations under this Agreement.

18.1.2 Romarco shall deliver to Miranda copies of any and all title, geological, metallurgical, exploration, assay and engineering reports and data pertaining to the Property or related to operations, and splits of mineral samples and drill cores, which have not been previously delivered to Miranda.

18.1.3 Romarco shall, at Romarco's sole expense, perform or secure the performance of all reclamation and remediation relating to Romarco's operations on the Property during the Option Period, as may be required by all applicable laws and regulations, provided, however, that Romarco shall not be obligated to perform or secure such obligations if Miranda agrees to assume such obligation and provides substitute surety for the same in such amounts and form as required under applicable laws and regulations and the terms of the permits for Romarco's operations and such substitution is approved by all governmental agencies having jurisdiction of such matters.

18.1.4 Upon termination and on Romarco's subsequent receipt of Miranda's request, Romarco shall remove all of its materials, supplies and equipment from the Property; provided, however, that Miranda may retain or, at Romarco's cost, dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of Romarco's receipt of Miranda's request.

18.1.5 Romarco shall perform all obligations of Romarco which accrue before and survive termination of this Agreement by Romarco.

19. Termination by Miranda. If Romarco defaults in any of its obligations, Miranda may give Romarco written notice and specify the default or defaults. If within thirty (30) days Romarco has not cured such default or, with respect to defaults not capable of being cured in thirty (30) days, begun and diligently pursued efforts to cure such default, Miranda may terminate this Agreement by written notice to Romarco. If Romarco disputes that any default has occurred, the matter shall be determined by litigation in a court of competent jurisdiction, and if the court finds Romarco is in default, Romarco shall have a reasonable time (which in any case shall not be less than sixty (60) days from receipt of notice of the judgment or order) to cure such default, and if so cured, Miranda shall have no right to terminate this Agreement by reason of such default. Miranda shall perform all obligations of Miranda which accrue before and survive termination of this Agreement by Miranda.

20. Effect of Termination. Except as otherwise provided in this Agreement, in case of termination of this Agreement under its terms or for any cause other than as a consequence of Romarco and Miranda's execution of the Joint Venture Agreement, the parties shall have no further liabilities or obligations, except for those which have accrued at the date of termination.

21. Force Majeure. Notwithstanding any other provision of this Agreement, the term of this Agreement shall be extended by the duration of any event of force majeure, and the obligations of Romarco under this Agreement (except Romarco's obligations to pay the costs of maintaining the condition of and title to the Property, obtain insurance, perform the Red Canyon Lease and make payments to Miranda), shall be suspended and Romarco shall not be deemed in default or liable for damages or other remedies while Romarco is prevented from compliance with its obligations by force majeure. For purposes of this Agreement, force majeure shall include, but not be limited to, acts of God, the elements, riots, acts or failure to act on the part of federal or state agencies or courts, inability to secure equipment or materials or to obtain access to the Property, strikes, lockouts, damage to, destruction or unavoidable shutdown of necessary facilities, or any other matters (whether or not similar to those above mentioned) beyond Romarco's reasonable control; provided, however, that force majeure shall not include financial inability to perform, and provided further that settlement of strikes or lockouts shall be entirely within the discretion of Romarco; and provided further, that Romarco shall promptly notify Miranda and shall exercise diligence in an effort to remove or overcome the cause of such inability to comply.

22. Change in Ownership of Property. Changes in the ownership of the Property occurring after execution of this Agreement shall not be binding upon Romarco until it receives written notice of such change, together with a copy of the recorded document which reflects such change. No change or division in the ownership of the Property shall operate to enlarge the obligations or diminish the rights of Romarco under this Agreement.

23. Notice. Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this Section. Any notice required or authorized to be delivered by this Agreement shall be deemed to have been sufficiently delivered or served in written form if: (a) mailed in accordance with this Section; (b) personally delivered to the proper party; or (c) delivered by telex, telegraph, facsimile or other electronic transmission and actually received by such party. Delivery of notice shall be effective on the first business day after the party deposits the notice for mailing or delivers the notice by the other means authorized in this Section, as applicable.

If to Miranda:

Miranda U.S.A., Inc.
5900 Philoree Lane
Reno, Nevada 89511

and

Miranda Gold Corp.
Unit 1 – 15782 Marine Drive
White Rock, B.C. V4B 1E6

If to Romarco:

Romarco Minerals Inc.
1500-885 West Georgia Street
Vancouver, British Columbia V6C 3E8

24. Currency. In this Agreement, dollar amounts are expressed in lawful currency of the United States of America.

25. Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement

be construed to create, any mining, commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided.

26. Confidentiality. The existence and terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the parties and shall not be disclosed by a party to any third party or to the public without the prior written consent of the other party. If a party is required under applicable laws or regulations or the rules of any stock exchange or stock listing association to disclose the existence of this Agreement or any information obtained in connection with the performance of this Agreement, such party shall notify the other party of the disclosure. The other party shall have twenty-four (24) hours during which to comment on the proposed disclosure.

27. Governing Law and Dispute Resolution. This Agreement, and the performance of the parties, shall be governed by the laws of the State of Nevada. The parties agree and submit to jurisdiction and venue of any action concerning construction of this Agreement or enforcement of any of the rights and obligations of the parties under this Agreement in the Second Judicial District Court, Washoe County, Reno, Nevada. If a dispute arises from this Agreement or the performance or breach of this Agreement, the parties agree to use the procedures prescribed in this Section. A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the parties do not meet within ten (10) days following a party's delivery of notice of the dispute or if following the parties' timely meeting the dispute is not resolved, the parties agree to submit the dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association, The parties will jointly appoint a mutually acceptable mediator and, if the parties are unable to agree upon an appointment within ten (10) days from the conclusion of the negotiations, to seek the assistance of the American Arbitration Association for the appointment of a mediator. The parties agree to confer with the mediator within twenty (20) days following the mediator's appointment. If the parties are not successful in resolving the dispute through mediation, the dispute shall be settled by arbitration in accordance with this Section. Either party may initiate the arbitration procedure by delivering a demand for arbitration to the other party. The arbitration shall be conducted in accordance with Chapter 38 of the Nevada Revised Statutes and, as applicable, the Commercial Arbitration Rules of the American Arbitration Association.

28. Execution by Miranda Gold Corp. Miranda Gold Corp. has executed this Agreement solely for the purpose of expressing its agreement to issue and deliver the shares described in Section 4.2 of the Red Canyon Lease, and its execution of this Agreement shall not obligate it to perform any other obligations of Miranda under this Agreement or the Red Canyon Lease.

Executed effective the Effective Date.

FINAL – EXECUTION COPY

Miranda Gold Corp.

By____________________________

Kenneth D. Cunningham, President

Miranda U.S.A., Inc.

By____________________________

Kenneth D. Cunningham, President

Romarco Minerals Inc.

By____________________________

Diane R. Garrett, President

Romarco Minerals U.S. Inc.

By____________________________

Diane R. Garrett, President

FINAL EXECUTION COPY

By__________________________________
Kenneth D. Cunningham, President

Miranda U.S.A., Inc.

By__________________________________
Kenneth D. Cunningham, President

Romarco Minerals Inc.

By__________________________________
Diane R. Garrett, President

Romarco Minerals U.S. Inc.

By__________________________________
Diane R. Garrett, President

FINAL – EXECUTION COPY

Miranda Gold Corp.

By_______________________
Kenneth D. Cunningham, President

Miranda U.S.A., Inc.

By_______________________
Kenneth D. Cunningham, President

Romarco Minerals Inc.

By_______________________
Diane R. Garrett, President

Romarco Minerals U.S. Inc.

By_______________________
Diane R. Garrett, President

Exploration and Option to Enter Joint Venture Agreement
Exhibit A
Description of Property Mineral County

Unpatented Mining Claims.

EXHIBIT A
MINING LEASE AND OPTION TO PURCHASE AGREEMENT
BETWEEN RED CANYON CORPORATION AND
MIRANDA GOLD CORP., AND MIRANDA U.S.A., INC.

The following 237 unpatented lode mining claims located in Sections 1 & 2 T.23.5N.,R.49E; Section 6, T.23.5N.,R.50E; Sections 26 & 35 T.24N.,R.49E; Sections 1,12,&13, T.23N.,R.49E; Sections 6,7,8 & 17,18,19,20, T.23N.,R.50E; Eureka County, Nevada.

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 001	136:441		NMC 342174
Ice 002	136:442		NMC 342175
Ice 003	136:443		NMC 342176
Ice 004	136:444		NMC 342177
Ice 005	136:445		NMC 342178
Ice 006	136:446		NMC 342179
Ice 007	136:447		NMC 342180
Ice 008	136:448		NMC 342181
Ice 009	136:449		NMC 342182
Ice 010	136:450		NMC 342183
Ice 011	136:451		NMC 342184
Ice 012	136:452		NMC 342185
Ice 013	136:453		NMC 342186
Ice 014	136:454		NMC 342187
Ice 015	136:455		NMC 342188
Ice 016	136:456		NMC 342189
Ice 017	136:457		NMC 342190
Ice 018	136:458		NMC 342191
Ice 019	136:459		NMC 342192
Ice 020	136:460		NMC 342193
Ice 021	136:461		NMC 342194
Ice 022	136:462		NMC 342195
Ice 023	136:463		NMC 342196
Ice 024	136:464		NMC 342197
Ice 025	136:465		NMC 342198
Ice 026	136:466		NMC 342199
Ice 027	136:467		NMC 342200
Ice 028	136:468		NMC 342201
Ice 029	136:469		NMC 342202
Ice 030	136:470		NMC 342203
Ice 031	136:471		NMC 342204
Ice 032	136:472		NMC 342205
Ice 033	136:473		NMC 342206
Ice 034	136:474		NMC 342207
Ice 035	136:475		NMC 342208
Ice 036	136:476		NMC 342209
Ice 037	136:477		NMC 342210

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 038	136:478		NMC 342211
Ice 039	136:479		NMC 342212
Ice 040	136:480		NMC 342213
Ice 041	136:481		NMC 342214
Ice 042	136:482		NMC 342215
Ice 043	136:483		NMC 342216
Ice 044	136:484		NMC 342217
Ice 045	136:485		NMC 342218
Ice 046	136:486		NMC 342219
Ice 047	136:487		NMC 342220
Ice 048	136:488	267:259	NMC 342221
Ice 049	136:489	267:260	NMC 342222
Ice 050	136:490	267:261	NMC 342223
Ice 051	136:491		NMC 342224
Ice 052	136:492		NMC 342225
Ice 053	136:493		NMC 342226
Ice 054	136:494		NMC 342227
Ice 055	136:495		NMC 342228
Ice 056	136:496		NMC 342229
Ice 057	136:497		NMC 342230
Ice 058	136:498		NMC 342231
Ice 059	136:499		NMC 342232
Ice 060	136:500		NMC 342233
Ice 061	136:501		NMC 342234
Ice 062	136:502		NMC 342235
Ice 063	136:503		NMC 342236
Ice 064	136:504		NMC 342237
Ice 065	136:505		NMC 342238
Ice 066	136:506		NMC 342239
Ice 067	136:507		NMC 342240
Ice 068	136:508		NMC 342241
Ice 069	136:509		NMC 342242
Ice 070	136:510		NMC 342243
Ice 071	136:511		NMC 342244
Ice 072	136:512		NMC 342245
Ice 073	136:513		NMC 342246
Ice 074	136:514		NMC 342247
Ice 075	136:515		NMC 342248
Ice 076	136:516		NMC 342249
Ice 077	136:517	263:525	NMC 342250
Ice 078	136:518	263:527	NMC 342251
Ice 079	136:519	263:529	NMC 342252
Ice 080	136:520	263:531	NMC 342253
Ice 081	136:521	263:533	NMC 342254
Ice 082	136:522	263:535	NMC 342255
Ice 083	136:523		NMC 342256
Ice 084	136:524		NMC 342257
Ice 085	136:525		NMC 342258
Ice 086	136:526		NMC 342259

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 087	136:527		NMC 342260
Ice 088	136:528		NMC 342261
Ice 089	136:529		NMC 342262
Ice 090	136:530		NMC 342263
Ice 091	136:531		NMC 342264
Ice 092	136:532		NMC 342265
Ice 093	136:533		NMC 342266
Ice 094	136:534		NMC 342267
Ice 095	136:535		NMC 342268
Ice 096	136:536		NMC 342269
Ice 097	136:537		NMC 342270
Ice 098	136:538		NMC 342271
Ice 099	136:539		NMC 342272
Ice 100	136:540		NMC 342273
Ice 101	136:541		NMC 342274
Ice 102	136:542		NMC 342275
Ice 103	136:543		NMC 342276
Ice 104	136:544		NMC 342277
Ice 105	136:545		NMC 342278
Ice 106	136:546		NMC 342279
Ice 107	136:547		NMC 342280
Ice 108	136:548		NMC 342281
Ice 109	136:549		NMC 342282
Ice 110	136:550		NMC 342283
Ice 111	136:551		NMC 342284
Ice 112	136:552		NMC 342285
Ice 113	136:553		NMC 342286
Ice 114	136:554		NMC 342287
Ice 115	136:555		NMC 342288
Ice 116	136:556		NMC 342289
Ice 117	136:557		NMC 342290
Ice 118	136:558		NMC 342291
Ice 119	136:559		NMC 342292
Ice 120	136:560		NMC 342293
Ice 121	136:561		NMC 342294
Ice 122	136:562		NMC 342295
Ice 123	136:563		NMC 342296
Ice 124	136:564		NMC 342297
Ice 125	136:565		NMC 342298
Ice 126	136:566		NMC 342299
Ice 127	136:567		NMC 342300
Ice 128	136:568		NMC 342301
Ice 129	136:569		NMC 342302
Ice 130	136:570		NMC 342303
Ice 131	136:571		NMC 342304
Ice 132	136:572		NMC 342305
Ice 133	136:573		NMC 342306
Ice 134	136:574		NMC 342307
Ice 135	136:575		NMC 342308

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 136	136:576		NMC 342309
Ice 137	136:577		NMC 342310
Ice 138	136:578		NMC 342311
Ice 139	136:579		NMC 342312
Ice 140	136:580		NMC 342313
Ice 141	136:581		NMC 342314
Ice 142	146:476		NMC 371945
Ice 143	146:477		NMC 371946
Ice 144	146:478		NMC 371947
Ice 145	146:479		NMC 371948
Ice 146	146:480		NMC 371949
Ice 147	146:481		NMC 371950
Ice 148	146:482		NMC 371951
Ice 149	146:483		NMC 371952
Ice 150	146:484		NMC 371953
Ice 151	146:485		NMC 371954
Ice 152	146:486		NMC 371955
Ice 153	146:487		NMC 371956
Ice 154	146:488		NMC 371957
Ice 155	146:489		NMC 371958
Ice 156	146:490		NMC 371959
Ice 157	146:491		NMC 371960
Ice 158	146:492		NMC 371961
Ice 159	146:493		NMC 371962
Ice 160	146:494		NMC 371963
Ice 161	146:495		NMC 371964
Ice 162	146:496		NMC 371965
Ice 163	146:497		NMC 371966
Ice 164	146:498		NMC 371967
Ice 165	146:499		NMC 371968
Ice 166	146:500		NMC 371969
Ice 167	146:501		NMC 371970
Ice 168	146:502		NMC 371971
Ice 169	146:503		NMC 371972
Ice 170	146:504		NMC 371973
Ice 171	146:505		NMC 371974
Ice 221	170:350	174:149	NMC 454017
Ice 222	170:351	174:150	NMC 454018
Ice 223	170:352	174:151	NMC 454019
Ice 224	170:353	174:152	NMC 454020
Ice 225	170:354	174:153	NMC 454021
Ice 226	170:355	174:154	NMC 454022
Ice 227	170:356	174:155	NMC 454023
Ice 228	170:357	174:156	NMC 454024
Ice 229	170:358	174:157	NMC 454025
Ice 230	170:359	174:158	NMC 454026
Ice 231	170:360	174:159	NMC 454027
Ice 232	170:361	174:160	NMC 454028

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 233	170:362	174:161	NMC 454029
Ice 300	263:088		NMC 692725
Ice 301	263:089		NMC 692726
Ice 302	263:090		NMC 692727
Ice 303	263:091		NMC 692728
Ice 304	263:092		NMC 692729
Ice 305	263:093		NMC 692730
Ice 306	263:094		NMC 692731
Ice 307	263:095		NMC 692732
Ice 308	263:096		NMC 692733
Ice 309	263:097		NMC 692734
Ice 310	263:098		NMC 692735
Ice 311	263:099		NMC 692736
Ice 312	263:100		NMC 692737
Ice 313	263:101		NMC 692738
Ice 314	263:102		NMC 692739
Ice 315	263:103		NMC 692740
Ice 316	263:104		NMC 692741
Ice 317	263:105		NMC 692742
Ice 318	263:106		NMC 692743
Ice 319	263:107		NMC 692744
Ice 320	263:108		NMC 692745
Ice 321	263:109		NMC 692746
Ice 322	263:110		NMC 692747
Ice 323	263:111		NMC 692748
Ice 324	263:112		NMC 692749
Ice 325	263:113		NMC 692750
Ice 326	263:114		NMC 692751
Ice 327	263:115		NMC 692752
Ice 328	263:116		NMC 692753
Ice 329	263:117		NMC 692754
Ice 330	263:118		NMC 692755
Ice 331	263:119		NMC 692756
Ice 332	263:120		NMC 692757
Ice 333	263:121		NMC 692758
Ice 334	263:122		NMC 692759
Ice 335	263:123		NMC 692760
Ice 336	263:124		NMC 692761
Ice 337	263:125		NMC 692762
Ice 338	263:126		NMC 692763
Ice 339	263:127		NMC 692764
Ice 340	263:128		NMC 692765
Ice 341	263:129		NMC 692766
Ice 342	263:130		NMC 692767
Ice 343	263:131		NMC 692768
Ice 344	263:132		NMC 692769
Ice 345	263:133		NMC 692770
Ice 346	263:134		NMC 692771

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 347	264:573		NMC 695046
Ice 348	264:574		NMC 695047
Ice 349	264:575		NMC 695048
Ice 350	264:576		NMC 695049
Ice 351	264:577		NMC 695050
Ice 352	264:578		NMC 695051

Exploration and Option to Enter Joint Venture Agreement
Exhibit B
Red Canyon Lease

Exploration and Option to Purchase Agreement between Miranda and Red Canyon Corporation dated November 18, 2003, copy attached.

Mining Lease and Option to Purchase Agreement

This Mining Lease and Option to Purchase Agreement ("Agreement") is made and entered into by and among Red Canyon Corporation, a Nevada corporation ("Owner"), and Miranda Gold Corp., a British Columbia corporation, and Miranda U.S.A., Inc., a Wyoming corporation (collectively "Miranda").

Recitals

A. Owner owns the Red Canyon unpatented mining claims situated in Eureka County, Nevada, more particularly described in Exhibit A attached to and by this reference incorporated in this Agreement (collectively the "Property").

B. Owner desires to lease the Property to Miranda and to grant to Miranda the option to purchase the Property on the terms and conditions of this Agreement.

Now, therefore, in consideration of their mutual promises, the parties agree as follows:

1. **Definitions.** The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1 "Advance Payments" means the advance payments payable by Miranda in accordance with Section 4.1.

1.2 "Area of Interest" means the geographic area within the exterior boundaries of the Property as it exists on the Effective Date and the lands within one (1) mile of such exterior boundaries.

1.3 "Closing Date" means the date on which Miranda's purchase of the Property is closed in accordance with Section 5.

1.4 "Effective Date" means November 18, 2003.

1.5 "Governmental Regulations" means all directives, laws, orders, ordinances, regulations and statutes of any federal, state or local agency, court or office.

1.6 "Interest Rate" means LIBOR plus three percent (3%) per annum.

1.7 "Lease Year" means each one (1) year period following the Effective Date and each anniversary of the Effective Date.

1.8 "Minerals" means all minerals and mineral materials, including gold, silver, platinum and platinum group metals, base metals (including antimony, chromium, cobalt, copper, lead, manganese, mercury, nickel, molybdenum, titanium, tungsten, zinc), and other metals and mineral materials which are on, in or under the Property.

1.9 "Miranda" means collectively Miranda Gold Corp., a British Columbia corporation, and Miranda U.S.A., Inc., a Wyoming corporation, and their successors and assigns.

1.10 "Net Smelter Returns" means the net smelter returns from the production of Minerals from the Property as calculated and determined in accordance with Exhibit B to the conveyance to be executed and delivered in accordance with Section 5.5.

1.11 "Option" means the Option granted by Owner to Miranda to purchase the Property.

1.12 "Owner" means Red Canyon Corporation, a Nevada corporation, and its successors and assigns.

1.13 "Property" means the Red Canyon unpatented mining claims situated in Eureka County, Nevada, described in Exhibit A, plus any additional unpatented mining claims which are made subject to this Agreement in accordance with its terms.

1.14 "Purchase Price" means the purchase price for the Property described in Section 5.

1.15 "Royalty" means the production royalty payable by Miranda to Owner in accordance with Section 4.2.

2. Lease and Grant of Rights. Owner leases the Property to Miranda and grants Miranda the rights and privileges described in this Section.

2.1 Lease. Owner leases the Property to Miranda for the purposes of exploration for Minerals, provided, however, that Miranda shall have no right to construct, develop or operate a mine on the Property without first having exercised and closed the Option.

2.2 Water Rights. Subject to the regulations of the State of Nevada concerning the appropriation and taking of water, Miranda shall have the right to appropriate and use water, to drill wells for the water on the Property and to lay and maintain all necessary water lines as may be required by Miranda in its operations on the Property. If Miranda acquires or files any application for appropriation or a permit, it shall cause each such application and permit to be taken jointly in the names of Owner and Miranda. On termination of this Agreement, except on Miranda's exercise and closing of the Option, Miranda shall assign and convey to Owner all permits and water rights appurtenant to the Property which are acquired by Miranda during the term of this Agreement. If Miranda exercises and closes the Option, Owner shall assign and convey to Miranda all permits and water rights appurtenant to the Property.

3. Term. The initial term of this Agreement shall commence on the Effective Date and shall expire twenty (20) years after the Effective Date, unless this Agreement is sooner terminated, canceled or extended. Owner grants to Miranda and Miranda shall have the option and right to extend the term of this Agreement for additional extension terms of one (1) year each on the express condition that Miranda is conducting mine development or mining activities on the Property at the

expiration of the term immediately preceding the proposed extension term and Miranda is current in its performance of all of its obligations under this Agreement, including, expressly, Miranda's payment obligations. If Miranda elects to extend the term of this Agreement, Miranda shall notify Owner not less than thirty (30) days before expiration of the term immediately preceding the proposed extension term.

4. **Payments.** Miranda shall make the following payments to Owner:

4.1 **Advance Payments.** On the dates described below, Miranda shall pay to Owner the sums ("Advance Payments") described below:

Date	**Payment Amount**
First anniversary of the Effective Date payable in cash or in freely tradable shares of the common stock of Miranda Gold Corp.	$ 25,000.00
Second anniversary of the Effective Date	$ 35,000.00
Third anniversary of the Effective Date	$ 40,000.00
Fourth anniversary of the Effective Date	$ 50,000.00
Fifth anniversary of the Effective Date	$ 50,000.00
Sixth through Ninth anniversaries of the Effective Date	$ 75,000.00
Tenth anniversary of the Effective Date and on each subsequent anniversary of the Effective Date	$100,000.00

The payment due on the first anniversary of the Effective Date is unconditional and Miranda is obligated to pay such payment even if this Agreement is terminated before such date. Beginning on the fifteenth anniversary of the Effective Date, the Advance Payment of $100,000.00 shall be adjusted for inflation increases according to the United States Department of Labor Consumer Price Index. The beginning index shall be the index published for December 2013. The adjustment index shall be the index published for the month preceding the anniversary of the Effective Date on which the adjustment is made. If the United States Department of Labor does not publish the Consumer Price Index, an alternative price index published by the United States Department of Labor or any other generally accepted inflation index shall be used. The Advance Payments shall credited against the Royalty, but not against the Purchase Price or the purchase price, payable on exercise of the option granted to Miranda to purchase a portion of the Royalty pursuant to the terms of a conveyance to be executed and delivered in accordance with Section 5.5.

4.2 **Production Royalty.** Miranda shall pay to Owner a production royalty based on the Net Smelter Returns from the production or sale of Minerals from the Property. The production royalty percentage rate shall be based on the price per troy ounce of gold, as follows:

Price	**Royalty Rate**

\$300 or less	3.0%
\$400 or less, but more than \$300	4.0%
Greater than \$400	5.0%

Miranda shall have the option to purchase a portion of the Royalty representing two percent (2%) of the Net Smelter Returns in accordance with the terms of the conveyance to be executed and delivered in accordance with Section 5.5. Miranda may exercise the Royalty Option at any time during the term of this Agreement or during the time prescribed in the conveyance.

4.3 Reimbursement of Costs. On the date on which Owner executes this Agreement, Miranda shall pay to Owner the sum of \$26,200.00 as reimbursement for Owner's costs of locating, filing and recording of the unpatented mining claims which comprise the Property. Miranda shall also reimburse or pay directly the cost of storage of Owner's data for the Property which cost is presently \$40.00 per month.

4.4 Method of Payment. Except as otherwise provided in this Agreement, all payments by Miranda to Owner shall be paid by check delivered to Owner at its address for notice purposes or by wire transfer to an account designated by Owner. Miranda shall be obligated to deliver a single check or payment and shall have no liability or responsibility for allocation of the payment among the members or shareholders of Owner.

4.5 Late Charge and Interest. If Miranda does not timely pay any Advance Payment or any other amount payable by Miranda under this Agreement within ten business (10) days after the date on which such payment is due, Miranda shall pay to Owner a late charge equal to ten percent (10%) of such overdue amount. If any Advance Payment or other amount payable by Miranda remains delinquent for a period in excess of thirty (30) days, Miranda shall pay to Owner, in addition to the late charge, interest from and after the due date at the Interest Rate.

4.6 Currency. All sums referred to in this Agreement are in United States currency.

5. Option. Owner grants to Miranda the exclusive right to purchase the Property, subject to the Royalty reserved by Owner and subject to Miranda's obligations under the conveyance executed and delivered by Owner on the closing of the Option. Miranda may exercise the Option only after Miranda completes a positive feasibility study for the development or mining of Minerals on the Property and obtains all governmental approvals, consents, licenses and permits to construct, develop or operate a mine on the Property. The Purchase Price for the Property shall be One Thousand Dollars (\$1,000.00). The Advance Payments paid by Miranda to Owner shall not be credited against the Purchase Price.

5.1 Notice of Election. If Miranda elects to exercise the Option, Miranda shall deliver written notice to Owner. On Owner's receipt of Miranda's notice of exercise of the Option, the parties shall make diligent efforts to close the conveyance of the Property, as applicable, within thirty (30) days after Owner's delivery of the notice.

5.2 Real Property Transfer Taxes. Miranda shall pay the real property transfer taxes, if any, the costs of escrow and all recording costs incurred in closing of the Option. The parties acknowledge that there are presently no real property transfer taxes assessed on the transfer of title to unpatented mining claims, including the unpatented mining claims which constitute the Property.

5.3 Proration of Taxes. Payment of any and all state and local real property and personal property taxes levied on the Property and not otherwise provided for in this Agreement shall be prorated between the parties as of the closing of any transaction on the basis of a thirty (30) day month. The parties acknowledge that there are presently no real property taxes assessed against unpatented mining claims, including the unpatented mining claims which constitute the Property.

5.4 Payment on Closing. On closing of the Option, Miranda shall pay the Purchase Price to Owner, in cash or by wire transfer to an account designated by Owner.

5.5 Conveyance on Closing. If Miranda exercises and closes the Option, Owner shall execute and deliver to Miranda a conveyance of the Property which contains the reservation of the Royalty and obligates Miranda to make the Advance Payments in the form of Exhibit B attached to and by this reference incorporated in this Agreement. On the closing of the Option, the parties shall complete the conveyance by inserting the description of all of the unpatented mining claims which comprise the Property on closing of the Option. The execution, delivery and recording of the conveyance shall not constitute a merger of Miranda's obligations under this Agreement which shall survive the closing of the Option. Owner and Miranda shall execute and deliver such other written assurances and instruments as are reasonably necessary for the purpose of closing the purchase of the Property.

5.6 Effect of Closing. On closing of the Option, Miranda shall own the Property, subject to the Royalty reserved by Owner and Miranda's obligations stated in the conveyance of the Property.

6. Compliance With The Law. Miranda shall, at Miranda's sole cost, promptly comply with all Governmental Regulations relating to the condition, use or occupancy of the Property by Miranda, including but not limited to all exploration and development work performed by Miranda during the term of this Agreement. Miranda shall, at its sole cost, promptly comply with all applicable Governmental Regulations regarding reclamation of the Property and Miranda shall defend, indemnify and hold harmless Owner from any and all actions, assessments, claims, costs, fines, liability and penalties arising from or relating to Miranda's failure to comply with any applicable Governmental Regulations. Owner agrees to cooperate with Miranda in Miranda's application for governmental licenses, permits and approvals, the costs of which shall be borne by Miranda.

7. Miranda's Work Practices and Reporting.

7.1 Work Practices. Miranda shall work the Property in a miner-like fashion.

7.2 Inspection of Data. During the term of this Agreement, Owner shall have the right to examine and make copies of all data, including interpretative data, regarding the Property in Miranda's possession during reasonable business hours and upon prior notice, provided, however, that the rights of Owner to examine such data shall be exercised in a manner that does not interfere with the operations of Miranda.

7.3 Reports. On or before February 1 following each Lease Year during which this Agreement is effective, Miranda shall deliver to Owner a comprehensive report of all of Miranda's activities conducted on the Property for the previous calendar year.

8. Scope of Agreement. This Agreement shall extend to and include the unpatented mining claims described in Recital A of this Agreement and in the exhibits which are part of this Agreement, and all other interests, mining claims and property rights made part of and subject to this Agreement in accordance with this Section. All unpatented mining claims located by Owner or Miranda which are partially or wholly in the Area of Interest shall be located in Owner's name and shall be part of and subject to this Agreement. If a party locates any unpatented mining claims in the Area of Interest, the locator shall promptly notify the other party. The parties shall execute and deliver an amendment of this Agreement, in recordable form, which provides that the newly located unpatented mining claims are part of the Property and are subject to this Agreement. The amendment may be recorded by either party.

9. Liens and Notices of Non-Responsibility. Miranda agrees to keep the Property at all times free and clear of all liens, charges and encumbrances of any and every nature and description done made or caused by Miranda, and to pay, and defend, indemnify and hold harmless Owner from and against, all indebtedness and liabilities incurred by or for Miranda which may or might become a lien, charge or encumbrance; except that Miranda need not discharge or release any such lien, charge or encumbrance so long as Miranda disputes or contests the lien, charge or encumbrance and posts a bond sufficient to discharge lien acceptable to Owner. Subject to Miranda's right to post a bond in accordance with the foregoing, if Miranda does not within thirty (30) days following the imposition of any such lien, charge or encumbrance, cause the same to be released of record, Owner shall have, in addition to Owner's contractual and legal remedies, the right, but not the obligation, to cause the lien to be released by such manner as Owner deems proper, including payment of the claim giving rise to such lien, charge or encumbrance. All sums paid by Owner for and all expenses incurred by it in connection with such purpose, including court costs and attorney's fees, shall be payable by Miranda to Owner on demand with interest at the Interest Rate.

10. Taxes.

10.1 Real Property Taxes. Owner shall pay any and all taxes assessed and due against the Property before execution of this Agreement. Miranda shall pay promptly before delinquency all taxes and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the term of this Agreement upon the Property. All such taxes for the year in which this Agreement is executed and for the year in which this Agreement terminates shall be prorated between Owner and Miranda, except that neither Owner nor Miranda shall be responsible for the

payment of any taxes which are based upon income, net proceeds, production or revenues from the Property assessed solely to the other party. The parties acknowledge that there are presently no real property taxes assessed against unpatented mining claims, including the unpatented mining claims which constitute the Property.

10.2 Personal Property Taxes. Each party shall promptly when due pay all taxes assessed against such party's personal property, improvements or structures placed or used on the Property.

10.3 Income Taxes. Owner shall not be liable for any taxes levied on or measured by income or net proceeds, or other taxes applicable to Miranda, based upon payments under this Agreement or under the conveyance executed and delivered by Owner on the Closing of the Option.

10.4 Delivery of Tax Notices. If Owner receives tax bills or claims which are Miranda's responsibility, Owner shall promptly forward them to Miranda for payment.

11. Insurance and Indemnity.

11.1 Miranda's Liability Insurance. Miranda shall, at Miranda's sole cost, keep in force during this Agreement term a policy of commercial general liability insurance covering property damage and liability for personal injury occurring on or about the Property, with limits in the amount of at least Two Million Dollars ($2,000,000) per occurrence for injuries to or death of person, One Million Dollars ($1,000,000) per occurrence for property damage, and with a contractual liability endorsement insuring Miranda's performance of Miranda's indemnity obligations of this Agreement.

11.2 Form and Certificates. The policy of insurance required to be carried by Miranda pursuant to this Section shall be with a company approved by Owner and shall have a Best's Insurance Rating of at least A-IX. Such policy shall name Owner as an additional insured and contain a cross-liability and severability endorsement. Miranda's insurance policy shall also be primary insurance without right of contribution from any policy carried by Owner. A certificate of insurance and a copy of Miranda's insurance policy shall be provided to Owner before any entry by Miranda or its agents or employees on the Property and shall provide that such policy is not subject to cancellation, expiration or change, except upon thirty (30) days prior written notice to Owner.

11.3 Waiver of Subrogation. Miranda and Owner each waives any and all rights of recovery against the other, and against the partners, members, officers, employees, agents and representatives of the other, for loss of or damage to the Property or injury to person to the extent such damage or injury is covered by proceeds received under any insurance policy carried by Owner or Miranda and in force at the time of such loss or damage.

11.4 Waiver and Indemnification. Owner shall not be liable to Miranda and Miranda waives all claims against Owner for any injury to or death of any person or damage to or destruction of any personal property or equipment or theft of property occurring on or about the Property or arising from or relating to Miranda's business conducted on the Property. Miranda shall defend,

indemnify and hold harmless Owner and its members, officers, directors, agents and employees from and against any and all claims, judgments, damage, demands, losses, expenses, costs or liability arising in connection with injury to person or property from any activity, work, or things done, permitted or suffered by Miranda or Miranda's agents, partners, servants, employees, invitees or contractors on or about the Property, or from any breach or default by Miranda in the performance of any obligation on the part of Miranda to be performed under the terms of this Agreement (all of the foregoing collectively referred to as "General Indemnity Claims"). Miranda agrees to defend all General Indemnity Claims on behalf of Owner, with counsel reasonably acceptable to Owner. The obligations of Miranda contained in this Section shall survive the expiration of the term or sooner termination of this Agreement.

12. Environmental.

12.1 Definitions. Hazardous Materials means any material, waste, chemical, mixture or byproduct which: (a) is or is subsequently defined, listed, or designated under Applicable Environmental Laws (defined below) as a pollutant, or as a contaminant, or as toxic or hazardous; or (b) is harmful to or threatens to harm public health, safety, ecology, or the environment and which is or hereafter becomes subject to regulation by any federal, state or local governmental authority or agency. Applicable Environmental Laws means any applicable federal, state, or local government law (including common law), statute, rule, regulation, ordinance, permit, license, requirement, agreement or approval, or any applicable determination, judgment, injunction, directive, prohibition or order of any governmental authority with jurisdiction at any level of federal, state, or local government, relating to pollution or protection of the environment, ecology, natural resources, or public health or safety.

12.2 Miranda Hazardous Material Activities. Miranda shall limit any use, generation, storage, treatment, transportation, and handling of Hazardous Materials in connection with Miranda's use of the Property (collectively "Miranda Hazardous Materials Activities") to those Hazardous Materials, and to quantities of them, that are necessary to perform activities permitted under this Agreement. Miranda Hazardous Materials Activities include, without limitation, all such activities on or about the Property by Miranda's employees, partners, agents, invitees, contractors and their subcontractors. Miranda shall not cause or permit any Hazardous Materials to be disposed or abandoned at the Property. Miranda shall cause all Miranda Hazardous Materials Activities to be performed in strict conformance to Applicable Environmental Laws. Miranda shall promptly notify Owner of any actual or claimed violation of Applicable Environmental Laws in connection with Miranda Hazardous Materials Activities, and Miranda shall promptly and thoroughly cure any violation of Applicable Environmental Laws in connection with Miranda Hazardous Materials Activities. If any governmental approval, consent, license or permit is required under Applicable Environmental Laws for Miranda to perform any portion of its work at the Property, including without limitation any air emission permits, before commencing any such work, Miranda shall be solely responsible, at Miranda's expense, for obtaining and maintaining, and providing copies of, each approval, consent, license or permit. All Miranda Hazardous Materials Activities shall be performed by qualified personnel who have received proper training with respect to Hazardous Materials, including compliance with applicable OSHA laws and regulations. Miranda shall cause

all Hazardous Materials present at the Property in connection with Miranda Hazardous Materials Activities to be safely and securely stored, using double containment. Miranda agrees that neither its use of the Property nor Miranda Hazardous Materials Activities shall result in contamination of the environment.

12.3 Spills of Hazardous Materials. Miranda shall promptly notify Owner and each governmental regulatory entity with jurisdiction of any spills, releases, or leaks of Hazardous Materials that occur in connection with Miranda Hazardous Materials Activities or Miranda's use of the Property, including but not limited to any resulting contamination of the environment (collectively "Miranda Contamination"). Miranda further shall promptly notify Owner of any claims of which Miranda becomes aware regarding any actual or alleged Miranda Contamination. Miranda shall be solely responsible at its expense for promptly, diligently and thoroughly investigating, monitoring, reporting on, responding to, and cleaning up to completion any and all such Miranda Contamination, in full conformance to Applicable Environmental Laws (collectively the "Miranda Environmental Response Work"). All Miranda Environmental Response Work shall be reported to each governmental regulatory entity with jurisdiction on an ongoing basis, and Miranda shall diligently attempt to obtain written concurrence from such each such regulatory entity that all Miranda Environmental Response Work has been satisfactorily performed and completed. Miranda at its expense shall keep Owner timely informed of Miranda's progress in responding to any Miranda Contamination, including but not limited to providing Owner with copies, at Miranda's expense, of all reports, work plans, and communications with governmental regulatory entities.

12.4 Removal of Stored Hazardous Materials. Before the expiration or termination of this Agreement, and notwithstanding any other provision of this Agreement, and in full conformance to Applicable Environmental Laws, Miranda shall: (a) cause to be properly removed from the Property all Hazardous Materials stored at the Property in connection with Miranda's use of the Property or in connection with Miranda Hazardous Materials Activities; and (b) cause to be properly dismantled, closed and removed from the Property all devices, drums, equipment and containments used for handling, storing or treating Hazardous Materials Activities. As part of the closure and removal activities described in the preceding sentence, Miranda shall cause to be performed representative environmental sampling of areas of the Property where such handling, storing or treating of Hazardous Materials occurred, to confirm that no contamination of the environment has resulted from any Miranda Hazardous Materials Activities. Such sampling shall be performed by a qualified environmental consultant acceptable to Owner, and such consultant shall promptly issue a written report which describes the consultant's data, findings, and conclusions, a copy of which shall be provided to Owner at Miranda's expense. If any Miranda Contamination is discovered, Miranda shall immediately initiate Miranda Environmental Response Work as prescribed in this Agreement.

12.5 Environmental Indemnity. Miranda shall promptly reimburse, defend, indemnify (with legal counsel acceptable to Owner, whose consent shall not unreasonably be withheld) and hold harmless Owner, its employees, assigns, successors-in-interest, agents and representatives from any and all claims, liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorney's fees,

consultant's fees and other expert's fees and costs), and damages, which arise from or relate to: (a) Miranda Hazardous Materials Activities; (b) Miranda Contamination; (c) any non-compliance with Applicable Environmental Laws in connection with Miranda's use of the Property; or (d) a breach of any obligation of Miranda under this Section.

12.6 Survival. The provisions of this Section shall survive expiration or termination of this Agreement.

13. Property Maintenance.

13.1 Claim Maintenance.

13.1.1 Annual Assessment Work. To the extent required by law, beginning with the annual assessment work period of September 1, 2004, to September 1, 2005, and for each succeeding annual assessment work year commencing during the term of this Agreement, and not less than thirty (30) days before the applicable deadline, Miranda shall perform for the benefit of the Property work of a type customarily deemed applicable as assessment work and of sufficient value to satisfy the annual assessment work requirements of all applicable federal, state and local laws, regulations and ordinances, if any, and shall prepare evidence of the same in form proper for recordation and filing, and shall timely record and/or file such evidence in the appropriate federal, state and local office as required by applicable federal, state and local laws, regulations and ordinances. Miranda shall deliver to Owner proof of Miranda's compliance with this Section not less than fifteen (15) days before the applicable deadline. If Miranda elects to terminate this Agreement more than five (5) months before the deadline for performance of annual assessment work for the succeeding annual assessment year (the deadline is presently September 1), Miranda shall have no obligation to perform annual assessment work nor to prepare, record and/or file evidence of the same for the following annual assessment year. The parties acknowledge that there are presently no annual assessment work requirements for the unpatented mining claims which constitute the Property.

13.1.2 Federal Mining Claim Maintenance Fees. If under applicable federal laws and regulations federal annual mining claim maintenance fees are required to be paid for the unpatented mining claims which constitute all or part of the Property, beginning with the annual assessment work period of September 1, 2004, to September 1, 2005, and not less than thirty (30) days before the applicable deadline, Miranda shall timely and properly pay the federal annual mining claim maintenance fees, and shall execute and record or file, as applicable, proof of payment of the federal annual mining claim maintenance fees and of Owner's intention to hold the unpatented mining claims which constitute the Property. Miranda shall deliver to Owner proof of Miranda's compliance with this Section not less than fifteen (15) days before the applicable deadline. If Miranda elects to terminate this Agreement more than five (5) months before the deadline for payment of the federal annual mining claim maintenance fees for the succeeding annual assessment year (the deadline is presently September 1) , Miranda shall have no obligation to pay the federal annual mining claim maintenance fees for the Property for the succeeding assessment year.

13.2 Amendment of Mining Laws. The parties acknowledge that legislation for the

amendment or repeal of the mining laws of the United States applicable to the Property has been, and in the future may be, considered by the United States Congress. The parties desire to insure that any and all interests of the parties in the lands subject to the unpatented mining claims which comprise all or part of the Property, including any rights or interests acquired in such lands under the mining laws as amended, repealed or superseded, shall be part of the Property and shall be subject to the Agreement. If the mining laws applicable to the unpatented mining claims subject to this Agreement are amended, repealed or superseded, the conversion or termination of Owner's interest in the Property pursuant to such amendment, repeal or supersession of the mining laws shall not be considered a deficiency or defect in Owner's title in the Property, and Miranda shall have no right or claim against Owner resulting from the conversion, diminution, or loss of Owner's interest in and to the Property, except as expressly provided in this Agreement.

If pursuant to any amendment or supersession of the mining laws Owner is granted the right to convert its interest in the unpatented mining claims comprising the Property to a permit, license, lease, or other right or interest, all converted interests or rights shall be deemed to be part of the Property subject to this Agreement. Upon the grant or issuance of such converted interests or rights, the parties shall execute and deliver an addendum to this Agreement, in recordable form, by which such converted interests or rights are made subject to this Agreement.

14. Relationship of the Parties.

14.1 No Partnership. This Agreement shall not be deemed to constitute any party, in its capacity as such, the partner, agent or legal representative of any other party, or to create any joint venture, partnership, mining partnership or other partnership relationship between the parties.

14.2 Competition. Except as expressly provided in this Agreement, each party shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavors of any sort outside the Property or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated under this Agreement, without consultation with or participation of the other party. In particular, without limiting the foregoing, neither party to this Agreement shall have any obligation to the other as to any opportunity to acquire any interest, property or right offered to it outside the scope of this Agreement.

15. Inspection. Owner or Owner's duly authorized representatives shall be permitted to enter on the Property and Miranda's workings at all reasonable times for the purpose of inspection, but they shall enter on the Property at their own risk and in such a manner which does not unreasonably hinder, delay or interfere with Miranda's operations.

16. Title. Owner represents that: (a) the claims were properly located in accordance with applicable federal and state laws and regulations; (b) all assessment work requirements for the claims have been performed and all filings and recordings of proof of performance have been made properly and the federal annual mining claim maintenance and Advance fees have been paid properly; (c) the claims are in good standing; (d) subject to the paramount title of the United States, Owner has good right and full power to lease and to convey the interests described in this Agreement; and (e) the

claims are free and clear of all liens, claims and encumbrances created by, through or under Owner. Owner disclaims any representation or warranty concerning the existence or proof of a discovery of locatable minerals on or under the Property.

17. **Covenants, Warranties and Representations.** Each of the parties covenants, warrants and represents for itself as follows:

17.1 **Compliance with Laws.** That it has complied with all applicable laws and regulations of any governmental body, federal, state or local, regarding the terms of and performance of its obligations under this Agreement.

17.2 **No Pending Proceedings.** That there are no lawsuits or proceedings pending or threatened which affect its ability to perform the terms of this Agreement.

17.3 **Costs.** That it shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

17.4 **Brokers.** That it has had no dealings with any agent, broker or finder in connection with this Agreement, and shall indemnify, defend and hold the other party harmless from and against any claims that may be asserted through such party that any agent's broker's or finder's fee is due in connection with this Agreement.

18. **Termination by Owner.** Any failure by Miranda to perform any of its covenants, liabilities, obligations or responsibilities under this Agreement shall be a default. Owner may give Miranda written notice of a default. If the default is not remedied within thirty (30) days after receipt of the notice, provided the default can reasonably be cured within that time, or, if not, if Miranda has not within that time commenced action to cure the same or does not after such commencement diligently prosecute such action to completion, Owner may terminate this Agreement by delivering notice to Miranda of Owner's termination of this Agreement. In the case of Miranda's failure to pay the Advance Payments, Owner shall be entitled to give Miranda written notice of the default, and if such default is not remedied within fifteen (15) days after the receipt of the notice, then Owner may terminate this Agreement by delivering notice to Miranda of Owner's termination of this Agreement. On termination of this Agreement based on Miranda's default, within ten (10) days after termination Miranda shall execute and deliver to Owner a release and termination of this Agreement in form acceptable for recording.

19. **Termination by Miranda.** Miranda may at any time terminate this Agreement by giving written thirty (30) days advance notice to Owner. If Miranda terminates this Agreement, Miranda shall perform all obligations and pay all payments which accrue or become due before the termination date. On Miranda's termination of this Agreement, within ten (10) days after termination Miranda shall execute and deliver to Owner a release and termination of this Agreement in form acceptable for recording.

20. Surrender of Property. On expiration or termination of this Agreement, Miranda shall surrender the Property promptly to Owner and at Miranda's sole cost shall remove from the Property all of Miranda's buildings, equipment and structures. Miranda shall reclaim the Property in accordance with all applicable Governmental Regulations. Miranda shall diligently perform reclamation and restoration of the Property such that Miranda's reclamation and restoration shall be completed before expiration of this Agreement and not later than the date required under any Governmental Regulations.

21. Data. Within thirty (30) days following termination of this Agreement, Miranda shall deliver to Owner copies of all data regarding the Property in Miranda's possession at the time of termination which before termination have not been furnished to Owner and, at Owner's request, Miranda shall deliver to Owner all drilling core, samples and sample splits taken from the Property.

22. Confidentiality. The data and information, including the terms of this Agreement, coming into Miranda's possession by virtue of this Agreement shall be deemed confidential and shall not be disclosed to outside third parties except as may be required to publicly record or protect title to the Property or to publicly announce and disclose information under Governmental Regulations or under the rules and regulations of any stock exchange on which the stock of any party, or the parent or affiliates of any party, is listed. Miranda agrees to inform Owner of the content of the announcement or disclosure in sufficient time to permit Owner to jointly or simultaneously make a similar public announcement or disclosure. If a party negotiates for a transfer of all or any portion of its interest in the Property or under this Agreement or negotiates to procure financing or loans relating to the Property, in order to facilitate any such negotiations such party shall have the right to furnish information to third parties, provided that each third party to whom the information is disclosed agrees to maintain its confidentiality in the manner provided in this Section.

23. Assignment.

23.1 Miranda's Assignment. Miranda shall not assign, convey, encumber, sublease, grant any concession, or license or otherwise transfer (each a "Transfer") all or any part of its interest in this Agreement or the Property, without, in each case, Owner's prior written consent, which shall not be withheld unreasonably, provided that Miranda shall not be relieved of its obligation under this Agreement and Owner's consent shall not release or waive the assignee's obligation to comply with this Section. Any Transfer of this Agreement which is prohibited under this Section shall be deemed void and shall constitute a material default under the terms of this Agreement.

23.2 Owner's Assignment. Owner shall have the right to assign or transfer all or any part of its interest in this Agreement or the Property (subject to this Agreement). No change in ownership of Owner's interest in the Property shall affect Miranda's obligations under this Agreement unless and until Owner delivers and Miranda receives copies of the documents which demonstrate the change in ownership of Owner's interest. Until Miranda receives Owner's notice and the documents required to be delivered under this Section, Miranda may continue to make all payments under this Agreement as if the transfer of Owner's ownership interest had not occurred. No division

of Owner's ownership as to all or any part of the Property shall enlarge Miranda's obligations or diminish Miranda's rights under this Agreement.

24. **Memorandum Agreement.** The parties shall execute and deliver a memorandum of this Agreement. The execution of the memorandum shall not limit, increase or in any manner affect any of the terms of this Agreement or any rights, interests or obligations of the parties.

25. **Notices.** Any notices required or authorized to be given by this Agreement shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee's local time shall be deemed delivered the next day.

If to Owner:	Red Canyon Corporation c/o Edward L. Devenyns 15900 Caswell Lane Reno, Nevada 89511
If to Miranda :	Miranda U.S.A., Inc. 5900 Philloree Lane Reno, Nevada 89511

26. **Binding Effect of Obligations.** This Agreement shall be binding upon and inure to the benefit of the respective parties and their successors or assigns.

27. **Entire Agreement.** The parties agree that the entire agreement between them is written in this Agreement and in a memorandum of agreement of even date. There are no terms or conditions, express or implied, other than expressly stated in this Agreement. This Agreement may be amended or modified only by a written instrument signed by the parties with the same formality as this Agreement.

28. **Governing Law and Forum Selection.** This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada. Any action or proceeding concerning the construction, or interpretation of the terms of this Agreement or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.

29. **Multiple Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

30. **Severability.** If any part, term or provision of this Agreement is held by a court of

competent jurisdiction to be illegal or in conflict with any Governmental Regulations, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

31. Enforcement Costs. In any action to construe or enforce the provisons of this Agreement, the prevailing party shall be entitle to recover such party's reasonable attorney's fees (including, expressly, costs of services of paralegals) and all court costs and other expenses incurred in connection to such construction or enforcement action.

32. Time of Essence. Time is of the essence in the performance of the parties' obligations under this Agreement.

The parties have executed this Agreement effective as of the Effective Date.

Red Canyon Corporation

By______________________________
Edward L. Devenyns, President

Miranda Gold Corp.

By______________________________
Ken Cunningham., Vice-President

Miranda U.S.A., Inc.

By______________________________
Ken Cunningham, President

STATE OF NEVADA,)
ss.
COUNTY OF WASHOE.)

This Mining Lease and Option to Purchase Agreement was acknowledged before me on December____, 2003, by Edward L. Devenyns as President of Red Canyon Corporation.

____
Notary Public

STATE OF NEVADA,)
ss.
COUNTY OF WASHOE.)

This Mining Lease and Option to Purchase Agreement was acknowledged before me on December ____, 2003, by Ken Cunningham as Vice-President of Miranda Gold Corp. and President of Miranda U.S.A., Inc.

____
Notary Public

Mining Lease and Option to Purchase Agreement
Exhibit A
Description of Red Canyon Property

See attached list.

No Assessor's Parcel Number
Unpatented Mining Claims

Recorded at the request of
and when recorded return to:
Miranda U.S.A., Inc.

Quitclaim Deed With Reservation of Royalty

This Quitclaim Deed With Reservation of Royalty ("Deed") is made by and between Red Canyon Corporation, a Nevada corporation ("Owner"), to Miranda U.S.A., Inc., a Wyoming corporation, and Miranda Gold Corporation, a British Columbia Corporation (collectively "Miranda").

Recitals

A. Owner and Miranda are parties to the Mining Lease and Option to Purchase Agreement dated effective November 18, 2003 (the "Agreement"), concerning the unpatented lode mining claims situated in Eureka County, Nevada, more particularly described in Exhibit A attached to and by this reference incorporated in this Deed (collectively the "Royalty Property"), in accordance with which Owner agreed to sell to Miranda all of Owner's right, title and interest in and to the Royalty Property, subject to Owner's reservation to Owner of the production royalty (the "Royalty") and other obligations described in this Deed.

B. Owner and Miranda have closed the purchase and sale of the Royalty Property in accordance with the Agreement.

In consideration of the parties' rights and obligations under the Agreement, the parties agree as follows:

1. **Quitclaim.** Owner quitclaims to Miranda, and its assigns and successors forever, all of Owner's right, title and interest in the Royalty Property, except and subject to Owner's reserved Royalty and the parties' rights and obligations under this Deed.

2. **Royalty.** Owner grants, reserves and retains to itself, and Owner's assigns and successors forever, and Miranda agrees and covenants to pay to Owner, and Owner's assigns and successors, a production royalty based on the Net Smelter Returns from the production or sale of Minerals from the Property. The production royalty percentage rate shall be based on the price per troy ounce of gold, as follows:

Price	Royalty Rate
$300 or less $400 or less, but more than $300 Greater than $400	**[on closing, insert information]**

2.1 Minimum Advance Royalty Payments. On the dates described below, Miranda shall pay to Owner the sums ("Advance Payments") described below:

Date	Payment Amount

[On closing, insert appropriate information]

Beginning on November 18, 2018, the Advance Payment of $100,000.00 shall be adjusted for inflation increases according to the United States Department of Labor Consumer Price Index. The beginning index shall be the index published for December 2013. The adjustment index shall be the index published for the month preceding the anniversary of the Effective Date on which the adjustment is made. If the United States Department of Labor does not publish the Consumer Price Index, an alternative price index published by the United States Department of Labor or any other generally accepted inflation index shall be used. All Advance Payments paid under the Agreement and under this Deed shall be credited against the Royalty, but not against the Royalty Option.

2.2 Burden on Royalty Property. The Royalty shall burden and run with the Royalty Property, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Royalty Property. On amendment, conversion to a lease or other form of tenure, relocation or patenting of any of the unpatented mining claims which comprise all or part of the Royalty Property, Miranda agrees and covenants to execute, deliver and record in the office of the recorder in which all or any part of the Royalty Property is situated an instrument by which Miranda grants to Owner the Royalty and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

2.3 Payment of Royalty. Miranda shall calculate and pay the Royalty monthly in accordance with the provisions of Exhibit B. If Miranda does not timely pay the Royalty, Owner may give written notice to Miranda that Miranda is in default of its obligations under this Deed, and unless within five (5) business days following receipt by Miranda of such notice Owner receives the delinquent Royalty payment, then Miranda shall pay interest on the delinquent payment at the rate of ten percent (10%) per annum which shall accrue from the day the delinquent Royalty payment was due to the date of payment of the Royalty and accrued interest. Miranda shall pay all of Owner's attorney's fees and all other costs incurred by Owner to collect the delinquent Royalty payment.

2.4 Production Records. Miranda shall keep true and accurate accounts, books and records of all of its activities, operations and production of minerals on the Royalty Property.

2.5 Royalty Option. Owner grants to Miranda the exclusive right to purchase a portion of the Royalty representing two percent (2.0%) of the Net Smelter Returns. The Royalty purchase price shall be One Million Dollars ($1,000,000.00) for each one percent (1.0%) of the Royalty. Miranda may exercise the option to purchase the Royalty at any time within thirty (30) days after Owner's execution and delivery of this Deed. If Miranda does not timely exercise the option to purchase the Royalty, it shall be deemed to have irrevocably terminated and waived the option to purchase the Royalty. If Miranda timely exercises the option to purchase the Royalty, the parties shall diligently attempt to close the purchase of the Royalty within thirty (30) days following Miranda's delivery of notice of its election. Miranda shall deliver the purchase price for the Royalty in cash or by wire transfer directed to an account designated by Owner and Owner shall execute and deliver to Miranda a conveyance of the portion of the Royalty purchase. On closing of the option to purchase the Royalty, Miranda shall acquire and own the portion of the Royalty subject to the option. No Advance Payments or Royalty Payments paid under the Agreement or this Deed shall apply to the Royalty purchase price. Notwithstanding Miranda's exercise and closing of the Royalty Option, the Royalty percentage rate shall never be less than one and one-half percent (1.5%) regardless of the gold price.

3. Commingling. Miranda shall have the right to commingle minerals from the Royalty Property with minerals mined from other properties. Not less than sixty (60) days before commencement of commingling, Miranda shall notify Owner and shall deliver to Owner Miranda's proposed commingling plan for Owner's review. Before Miranda commingles any minerals produced from the Royalty Property with minerals from other properties, the minerals produced from the Royalty Property and other properties shall be measured and sampled in accordance with sound mining and metallurgical practices for metal, commercial minerals and other appropriate content. Miranda shall keep detailed accounts and records which show measures, assays of metal, commercial minerals, and other appropriate content and penalty substances, and gross metal content of the minerals. From this information, Miranda shall determine the amount of the Royalty due and payable to Owner for minerals produced from the Royalty Property commingled with minerals from other properties.

4. Reports. Not later than February 1 and August 1 of each year, Miranda shall deliver to Owner a comprehensive report of all exploration, development and mining activities and operations conducted by Miranda on or relating to the Property during the preceding six (6) months. Such semiannual report shall include estimates of proposed expenditures upon, anticipated production from, and estimated remaining ore reserves on the Royalty Property for the succeeding year. Miranda shall provide Owner reasonable access to all data and information generated regarding the Royalty Property.

5. Inspections. Owner, or its authorized agents or representatives, may enter upon all surface and subsurface portions of the Royalty Property for the purpose of inspecting the Royalty

Property and all improvements and operations on the Royalty Property, as well as inspecting and copying all accounts and records, including without limitation such accounts and records which are maintained electronically, pertaining to all activities and operations on or relating to the Royalty Property, the improvements or operations.

6. Compliance with Laws, Reclamation, Environmental Obligations and Indemnities.

6.1 Compliance with Laws. Miranda shall at all times comply with all applicable federal, state and local laws, regulations and ordinances relating to Miranda's activities and operations on or relating to the Royalty Property.

6.2 Reclamation, Environmental Obligations and Indemnities Miranda shall perform all reclamation required under federal, state and local laws, regulations and ordinances relating to Miranda's activities or operations on or relating to the Royalty Property. Miranda shall defend, indemnify and hold harmless Owner from and against any and all actions, claims, costs, damages, expenses (including attorney's fees and legal costs), liabilities and responsibilities arising from or relating to Miranda's activities or operations on or relating to the Royalty Property, including those under laws, regulations and ordinances intended to protect or preserve the environment or to reclaim the Royalty Property. Miranda's obligations under this Section shall survive the abandonment, surrender or transfer of the Royalty Property.

7. Tailings and Residues. All tailings, residues, waste rock, spoiled leach materials and other materials (collectively "Materials") resulting from Miranda's operations and activities on the Royalty Property shall be Miranda's sole property, but shall remain subject to the Royalty if they are processed or reprocessed and Miranda receives revenues from such processing or reprocessing. If Materials are processed or reprocessed, the Royalty payable shall be determined by using the best engineering, metallurgical and technical practices and standards then available.

8. Title Maintenance.

8.1 Title Maintenance and Taxes. Miranda shall maintain title to the Royalty Property, including without limitation, paying when due all taxes on or with respect to the Royalty Property and doing all things and making all payments necessary or appropriate to maintain the right, title and interest of Miranda and Owner, respectively, in the Royalty Property and under this Deed. Miranda shall deliver to Owner proof of Miranda's compliance with this Section not less than fifteen (15) days before the applicable deadline.

8.2 Assessment Work. Miranda shall perform all required assessment work on, pay all mining claim maintenance fees and make such filings and recordings as are necessary to maintain title to the Royalty Property in accordance with applicable federal and state laws and

regulations. Miranda shall deliver to Owner proof of Miranda's compliance with this Section not less than fifteen (15) days before the applicable deadline.

8.3 Abandonment. If Miranda intends to abandon or surrender any of the Royalty Property (the "Abandonment Property"), Miranda shall first give notice of such intention to Owner at least ninety (90) days in advance of the proposed date of abandonment or surrender. At any time before the date of Miranda's proposed abandonment or surrender of the Royalty Property Owner may deliver notice to Miranda that Owner desires Miranda to convey the Abandonment Property to Owner. In such case, Miranda shall convey the Abandonment Property to Owner free and clear of any claims, encumbrances or liens created by, through or under Miranda. If Owner does not timely request reconveyance of the Abandonment Property, Owner's right to do so shall be irrevocably terminated. If Miranda gives notice of its intention to abandon or surrender any of the unpatented mine claims which comprise the Royalty Property within five (5) months of any deadline for payment of any mining claim maintenance fee or filing or recording of any instrument required under applicable Federal, State and local laws, regulations and ordinances, Miranda shall pay all such payments and perform all such obligations.

9. General Provisions.

9.1 Conflict. If a conflict arises between the provisions of this Deed and the provisions of the Agreement, the provisions of the Agreement shall prevail.

9.2 Entire Agreement. This Deed and the Agreement constitute the entire agreement between the parties.

9.3 Additional Documents. The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

9.4 Binding Effect. All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

9.5 No Partnership. Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

9.6 Governing Law. This Deed is to be governed by and construed under the laws of the State of Nevada.

9.7 Enforcement Costs. In any action to construe or enforce the provisons of this Deed, the prevailing party shall be entitle to recover such party's reasonable attorney's fees

(including, expressly, costs of services of paralegals) and all court costs and other expenses incurred in connection to such construction or enforcement action.

9.8 Time of Essence. Time is of the essence in this Deed.

9.9 Notices. Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee's local time shall be deemed delivered the next day.

If to Owner:	Red Canyon Corporation
If to Miranda :	Miranda Gold Corporation Miranda U.S.A., Inc.

This Deed is effective ________________________, regardless of the date on which the parties execute this Deed.

Red Canyon Corporation

By______________________________

Title:____________________________

Miranda U.S.A., Inc.

By______________________________

Title:____________________________

Miranda Gold Corporation

By______________________________

Title:____________________________

STATE OF ____________)
ss.
COUNTY OF ___________)

Notary acknowledgment for an as yet to be identified officer of Red Canyon Corporation.

____
Notary Public

STATE OF ____________)
ss.
COUNTY OF ___________)

Notary acknowledgment for an as yet to be identified officer of Miranda Gold Corporation.

____
Notary Public

STATE OF ____________)
ss.
COUNTY OF ___________)

Notary acknowledgment for an as yet to be identified officer of Miranda U.S.A., Inc.

____
Notary Public

Quitclaim Deed With Reservation of Royalty
Exhibit B
Net Smelter Returns

Payor: Miranda Gold Corporation
Miranda U.S.A. Inc.

Recipient: Red Canyon Corporation

Net Smelter Returns Provisions

The terms defined in the instrument to which this Exhibit is attached and made part of shall have the same meanings in this Exhibit. The following definitions shall apply to this Exhibit.

1. **Definitions.**

1.1 "Gold Production" means the quantity of refined gold outturned to Payor's account by an independent third party refinery for gold produced from the Property during the month on either a provisional or final settlement basis.

1.2 "Gross Value" shall be determined on a monthly basis and have the following meanings with respect to the following Minerals:

1.2.1 Gold

(a) If Payor sells unprocessed gold ores, or gold dore or gold concentrates produced from Minerals, then Gross Value shall be equal to the proceeds received by Payor during the month from such sales. Payor shall have the right to sell such unprocessed gold ores, gold dore and gold concentrates to an affiliated party, except that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(b) If Payor produces refined gold (meeting the specifications of the London Bullion Market Association, and if the London Bullion Market Association no longer prescribes specifications, the specifications of such other association generally accepted and recognized in the mining industry) from Minerals, and if Section 1.2.1(a) above is not applicable, then for purposes of determining Gross Value, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined. The Gross Value shall be determined by multiplying Gold Production during the month by the Monthly Average Gold Price.

1.2.2 Silver.

(a) If Payor sells unprocessed silver ores, or silver dore or silver concentrates produced from Minerals, then Gross Value shall be equal to the proceeds received by Payor during the month from such sales. Payor shall have the right to sell such unprocessed silver ores, silver dore and silver concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(b) If Payor produces refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harmon, and if Handy & Harmon no longer publishes such specifications, the specifications of such other association or entity

generally accepted and recognized in the mining industry) from Minerals, and if Section 1.2.2(a) above is not applicable, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined. The Gross Value shall be determined by multiplying Silver Production during the month by the Monthly Average Silver Price.

1.2.3 All Other Minerals.

(a) If Payor sells unprocessed ores, dore or concentrates of any Minerals other than gold or silver, then the Gross Value shall be equal to the amount of proceeds received by Payor during the month from such sales. Payor shall have the right to sell such unprocessed ores, dore or concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(b) If Payor produces refined or processed metals from Minerals other than refined gold or refined silver, and if Section 1.2.3(a) above is not applicable, then Gross Value shall be equal to the amount of the proceeds received by Payor during the month from the sale of such refined or processed metals. Payor shall have the right to sell such refined or processed metals to an affiliated party, provided that such sales shall be considered, solely for purposes of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

1.3 "Minerals" means all minerals and mineral materials, including gold, silver, platinum and platinum group metals, base metals (including antimony, chromium, cobalt, copper, lead, manganese, mercury, nickel, molybdenum, titanium, tungsten, zinc), and other metals and mineral materials which are on, in or under the Property.

1.4 "Monthly Average Gold Price" means the average London Bullion Market Association Afternoon Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported during that month. If the London Bullion Market Association Afternoon Gold Fix ceases to be published, all such references shall be replaced with references to prices of gold for immediate sale in another established marked selected by Payor, as such prices are published in Metals Week magazine, and if Metals Week magazine no longer publishes such prices, the prices of such other association or entity generally accepted and recognized in the mining industry.

1.5 "Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harmon, calculated by dividing the sum of all such prices reported for the month by the number of days in such month for which such prices were reported. If the Handy & Harmon quotations cease to be published, all such references shall be replaced with references to prices of silver for immediate sale in another established market selected by Payor as published in Metals Week magazine, and if Metals Week magazine no longer publishes such prices, the prices of such other association or entity generally accepted and recognized in the mining industry.

1.6 "Net Smelter Returns" means the Gross Value of all Minerals, less only the following costs, charges and expenses paid or incurred by Payor with respect to the refining and smelting of such Minerals, without limitation:

1.6.1 Charges for smelting and refining (including assaying, penalty and sampling charges); and

1.6.2 Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the

course of such transportation) of concentrates or dore metal from the Property to the smelter or refinery, but in no event charges or costs of agglomeration, crushing, extraction, leaching, milling, mining, processing or transportation of Minerals or ores from any mine on the Property to an agglomerator, autoclave, concentrator, crusher, heap or other leach process, mill or plant.

1.7 "Property" means the interests and properties described in the instrument to which this Exhibit is attached and is made a part.

1.8 "Silver Production" means the quantity of refined silver outturned to Payor's account by an independent third-party refinery for silver produced from the Property during the month on either a provisional or final settlement basis.

2. Payment Procedures.

2.1 Accrual of Obligation. Payor's obligation to pay the royalty shall accrue upon the sale or shipment from the Property of unrefined metals, dore metal, concentrates, ores or other Minerals products or, if refined metals are produced, upon the outturn of refined metals meeting the requirements of the specified published price to Payor's account. Recipient shall have a lien and security interest in all Product to secure Payor's payment of the Royalty, as provided in NRS 108.580, and Payor shall execute and deliver such instruments as Recipient reasonably requests, including UCC-1 financing statements, to perfect Recipient's lien and security interest.

2.2 Monthly Calculations and Payments. Net Smelter Returns royalties shall be determined on a monthly basis. Payor shall pay Recipient each monthly royalty payment on or before the last business day of the month immediately following the last day of the month in which the royalty payment obligation accrued.

2.3 Futures or Forward Sales. Except as provided in Sections 1.2.1(a), 1.2.2(a) and 1.2.3 above (regarding sales of unprocessed gold and silver and sales of Minerals other than gold and silver), Gross Value shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Payor, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals produced from Minerals.

2.4 Sampling and Commingling. Payor shall have the right to commingle Minerals and ores from the Property and materials from other properties, provided, that Payor first informs Recipient, in writing, of Payor's intention to commingle and delivers to Recipient a detailed written description of Payor's commingling plan. Recipient shall have sixty (60) days during which to review, comment on and approve Payor's proposed commingling plan. In any and all events, all Minerals and ores shall be measured and sampled by Payor in accordance with sound mining and metallurgical practices for metal and mineral content before commingling of any such Minerals or ores with materials from any other property. Representative samples of materials from the Property intended to be commingled shall be retained by Payor, and assays of these samples shall be made before commingling to determine the metal content of each ore. Detailed records shall be kept by Recipient showing measurements, assays of metal content and gross metal content of the materials from the Property are commingled

2.5 Statements. At the time of payment of the royalty, Payor shall accompany such payment with a statement which shows in detail the quantities and grades of refined gold, silver or other metals or dore, concentrates, Minerals or ores produced from the Property sold or deemed sold by Payor in the preceding month; the Monthly Average Gold Price and Monthly Average Silver Price, as applicable; costs and other deductions; and other pertinent information in detail to explain the calculation of the payment with respect to such month. Payor shall deliver payment to Recipient

at the address provided in the instrument to which this Exhibit is attached or such other address as Recipient designates in writing or by wire transfer to an account designated by Recipient.

2.6 Inventories and Stockpiles. Payor shall include in all monthly statements a description of the quantity and quality of any gold or silver dore that has been retained as inventory for more than ninety (90) days. Recipient shall have thirty (30) calendar days after receipt of the statement to either: (a) elect that the dore be deemed sold, with Gross Value to be determined as provided in Sections 1.2.1(b) for gold and 1.2.2(b) for silver, as of such thirtieth (30th) day utilizing the mine weights and assays for such dore and utilizing a reasonable recovery rate for refined metal and reasonable deemed charges for all deductions specified in Section 1.6 above, or (b) elect to wait until such time as the royalty payment otherwise would become payable pursuant to Sections 1.2.1(b) and 1.2.2(b). The Recipient's failure to respond within such time shall be deemed to be an election to use the methods described in Sections 1.2.1(b) and 1.2.2(b). No royalty payments shall be due regarding stockpiles of other Minerals, concentrates or ores unless and until such Minerals, concentrates or ores are actually sold.

2.7 Audit. Upon thirty (30) days' advance notice and at a reasonable time, the Recipient shall have the right to audit and examine the Payor's accounts and records relating to the calculation and payment of the Net Smelter Returns royalty payments. If such audit determines that there has been a deficiency or an excess in the payment made to Recipient, such deficiency or excess shall be resolved by adjusting the next monthly royalty payment due Recipient. Recipient shall pay all costs of such audit unless the audit reveals an underpayment during the audit period of five percent (5%) or more of the royalty payments paid during the audit period. All accounts, books and records used by Payor to calculate the royalty payments shall be kept in accordance with generally accepted accounting principles applicable to the mining industry.

Exhibit C
Joint Venture Agreement

Copy w/o Exibits

NOVATION AGREEMENT OF MINING LEASE AND OPTION TO PURCHASE AGREEMENT DATED EFFECTIVE NOVEMBER 18, 2003 AND RELATED DOCUMENTS

THIS NOVATION AGREEMENT OF MINING LEASE AND OPTION TO PURCHASE AGREEMENT DATED EFFECTIVE NOVEMBER 18, 2003 AND RELATED DOCUMENTS ("Novation Agreement") is hereby made and entered into as of the 12th day of October, 2004 by and between: RED CANYON CORPORATION, a Nevada corporation ("RED CANYON") and MIRANDA U.S.A. Inc., a Nevada corporation and MIRANDA GOLD CORP., a British Columbia corporation (collectively "MIRANDA"). In consideration of the promises made herein, MIRANDA and RED CANYON agree as follows:

I. MINING LEASE AND OPTION TO PURCHASE AGREEMENT

1.1 Assignment of Mining Lease and Option to Purchase Agreement.

(a) RED CANYON and MIRANDA USA, INC., a Wyoming corporation and MIRANDA GOLD CORP., a British Columbia corporation entered into a Mining Lease and Option to Purchase Agreement on an Effective Date of November 18, 2003. A true and correct copy of the Mining Lease and Option to Purchase and Exhibits are attached hereto as Exhibit "A." All terms and conditions contained within the Mining Lease and Option to Purchase and Exhibits are hereby incorporated herein and made a part hereof.

(b) RED CANYON and MIRANDA agree that all rights and obligations of Lessee under the Mining Lease and Option to Purchase and arising out of the Mining Lease and Option to Purchase are hereby assigned and assumed by MIRANDA. RED CANYON shall remain liable for all obligations and shall have all rights as Owner arising under the Mining Lease and Option to Purchase.

1.2 Novation. RED CANYON and MIRANDA agree that this Novation Agreement shall be a novation of the Mining Lease and Option to Purchase and that MIRANDA shall be the obligor under the Mining Lease and Option to Purchase and shall be the entity as Lessee with the rights under the Mining Lease and Option to Purchase. MIRANDA is substituted in place of MIRANDA USA, INC., a Wyoming corporation for all purposes under the Mining Lease and Option to Purchase. RED CANYON shall continue to have all rights and obligations as Owner under the Mining Lease and Option to Purchase. RED CANYON shall and does release MIRANDA USA, INC. a Wyoming corporation and substitutes in its stead MIRANDA. This Novation Agreement shall not in any way enlarge or diminish the rights or obligations of MIRANDA as the Lessee under the Mining Lease and Option to Purchase Agreement and shall not in any way enlarge or diminish the rights or obligations of RED CANYON as the Owner under the Mining Lease and Option to Purchase Agreement.

II. CONSENT TO ASSIGNMENT AND ESTOPPEL CERTIFICATE

2.1 Assignment of Consent to Assignment and Estoppel Certificate.

(c) RED CANYON granted to MIRANDA USA, INC., a Wyoming corporation and MIRANDA GOLD CORP., a British Columbia corporation an Assignment of the Mining Lease and Option to Purchase Agreement, a true and correct copy of the Consent to Assignment and Estoppel Certificate is attached hereto as Exhibit "B." All terms and conditions contained within the Consent to Assignment and Estoppel Certificate are hereby incorporated herein and made a part hereof.

(d) RED CANYON and MIRANDA agree that all rights and obligations of MIRANDA under the Consent to Assignment and Estoppel Certificate and arising out of the Consent to Assignment and Estoppel Certificate are hereby assigned and assumed by MIRANDA. RED CANYON shall remain liable for all obligations and shall have all rights as Owner arising under the Consent to Assignment and Estopppel Certificate.

2.2 **Novation.** RED CANYON and MIRANDA agree that this Novation Agreement shall be a novation of the Consent to Assignment and Estoppel Certificate and that MIRANDA shall be the obligor under the Consent to Assignment and Estoppel Certificate and shall be the entity with the rights under the Consent to Assignment and Estoppel Certificate. MIRANDA is substituted in place of MIRANDA USA, INC., a Wyoming corporation for all purposes under the Consent to Assignment and Estoppel Certificate. RED CANYON shall continue to have all rights and obligations as Owner under the Consent to Assignment and Estoppel Certificate. RED CANYON shall and does release MIRANDA USA, INC. a Wyoming corporation and substitutes in its stead MIRANDA. This Novation Agreement shall not in any way enlarge or diminish the rights or obligations of MIRANDA under the Consent to Assignment and Estoppel Certificate and shall not in any way enlarge or diminish the rights or obligations of RED CANYON under the Consent to Assignment and Estoppel Certificate.

RED CANYON CORPORATION, a Nevada corporation By: [signature] Title: [signature] Tax ID Number: ________	MIRANDA U.S.A., Inc. By: [signature] Title: President MIRANDA GOLD CORP. By: [signature] Title: President

STATE OF Nevada)
§
COUNTY OF Washoe)

This instrument was acknowledged before me on the 13 day of October, 2004, by Edward L. Devenyns as President of Red Canyon Corporation, a Nevada corporation.

Janice A. Michael
Notary Public

(Seal)

JANICE A. MICHAEL
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 94-2376-2 - Expires August 8, 2006

STATE OF Nevada)
§
COUNTY OF Washoe)

This instrument was acknowledged before me on the 13th day of October, 2004, by Kenneth D. Cunningham as President of Miranda U.S.A., Inc., a Nevada corporation.

Gayle A. Kern
Notary Public

(Seal)

GAYLE A. KERN
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 93-3520-2 - Expires May 16, 2005

STATE OF Nevada)
§
COUNTY OF Washoe)

This instrument was acknowledged before me on the 13th day of October, 2004, by Kenneth D. Cunningham as President of Miranda Gold Corp.

Gayle A. Kern
Notary Public

(Seal)

GAYLE A. KERN
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 93-3520-2 - Expires May 16, 2005

Recorded at the request of
and when recorded return to:

Miranda U.S.A., Inc.
5900 Philoree Lane
Reno, Nevada 89511

BOOK 399 PAGE 30-37
OFFICIAL RECORDS
RECORDED AT THE REQUEST OF Miranda USA Inc
2004 OCT 28 AM 10: 13

EUREKA COUNTY, NEVADA
M.N. REBALEATI, RECORDER
FILE NO. FEES 21.00
193557

AMENDED MEMORANDUM OF MINING LEASE AND OPTION TO PURCHASE AGREEMENT

Notice is given that Red Canyon Corporation, a Nevada corporation, hereinafter referred to as "Owner," and Miranda Gold Corp., a British Columbia corporation, and Miranda U.S.A., Inc., a Nevada corporation (collectively "Miranda"), have entered into a Novation Agreement of Mining Lease and Option to Purchase Agreement dated effective November 18, 2003 ("Agreement").

Owner has granted to Miranda the exclusive right and privilege to enter onto and explore for any and all minerals, mineral substances, metals, ores and materials of every kind; on the unpatented lode mining claims described in the attached Exhibit "A," situated in Eureka County, Nevada.

The term of the Agreement is twenty (20) years, unless sooner terminated or extended as provided in the Agreement.

For purposes of the Agreement and this Memorandum, the addresses of the parties are, and complete copies of the Agreement are maintained at:

If to Owner:	Red Canyon Corporation c/o Edward L. Devenyns 15900 Caswell Lane Reno, Nevada 89511
If to Miranda:	Miranda U.S.A., Inc. 5900 Philoree Lane Reno, Nevada 89511 Facsimile: 775-849-2336
	Miranda Gold Corp. Suite 306 - 1140 Homer Street Vancouver, BC V6B 2X6

Dated effective November 18, 2003

IN WITNESS WHEREOF, the parties hereto have caused this Amended Memorandum of Mining Lease and Option to Purchase Agreement to be executed effective the date described herein.

Red Canyon Corporation

By ______________________
Edward L. Devenyns, President

Miranda Gold Corp.

By ______________________
Ken Cunningham, President

Miranda U.S.A., Inc.

By ______________________
Ken Cunningham, President

STATE OF NEVADA)
) ss.
COUNTY OF WASHOE)

This Amended Memorandum of Mining Lease and Option to Purchase Agreement was acknowledged before me on the 13 day of October, 2004, by Edward L. Devenyns as President of Red Canyon Corporation.

____
Notary Public

JANICE A. MICHAEL
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 94-2376-2 - Expires August 8, 2006

STATE OF NEVADA)
) ss.
COUNTY OF WASHOE)

This Amended Memorandum of Mining Lease and Option to Purchase Agreement was acknowledged before me on the 13th day of October, 2004, by Ken Cunningham as President of Miranda Gold Corp. and President of Miranda U.S.A., Inc.

____
Notary Public

GAYLE A. KERN
Notary Public - State of Nevada
Appointment Recorded in Washoe County
No: 93-3520-2 - Expires May 16, 2005

EXHIBIT A
MINING LEASE AND OPTION TO PURCHASE AGREEMENT
BETWEEN RED CANYON CORPORATION AND
MIRANDA GOLD CORP., AND MIRANDA U.S.A., INC.

The following 237 unpatented lode mining claims located in Sections 1 & 2 T.23.5N.,R.49E; Section 6, T.23.5N.,R.50E; Sections 26 & 35 T.24N.,R.49E; Sections 1,12,&13, T.23N.,R.49E; Sections 6,7,8 & 17,18,19,20, T.23N.,R.50E; Eureka County, Nevada.

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 001	136:441		NMC 342174
Ice 002	136:442		NMC 342175
Ice 003	136:443		NMC 342176
Ice 004	136:444		NMC 342177
Ice 005	136:445		NMC 342178
Ice 006	136:446		NMC 342179
Ice 007	136:447		NMC 342180
Ice 008	136:448		NMC 342181
Ice 009	136:449		NMC 342182
Ice 010	136:450		NMC 342183
Ice 011	136:451		NMC 342184
Ice 012	136:452		NMC 342185
Ice 013	136:453		NMC 342186
Ice 014	136:454		NMC 342187
Ice 015	136:455		NMC 342188
Ice 016	136:456		NMC 342189
Ice 017	136:457		NMC 342190
Ice 018	136:458		NMC 342191
Ice 019	136:459		NMC 342192
Ice 020	136:460		NMC 342193
Ice 021	136:461		NMC 342194
Ice 022	136:462		NMC 342195
Ice 023	136:463		NMC 342196
Ice 024	136:464		NMC 342197
Ice 025	136:465		NMC 342198
Ice 026	136:466		NMC 342199
Ice 027	136:467		NMC 342200
Ice 028	136:468		NMC 342201
Ice 029	136:469		NMC 342202
Ice 030	136:470		NMC 342203
Ice 031	136:471		NMC 342204
Ice 032	136:472		NMC 342205
Ice 033	136:473		NMC 342206
Ice 034	136:474		NMC 342207
Ice 035	136:475		NMC 342208
Ice 036	136:476		NMC 342209
Ice 037	136:477		NMC 342210

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 038	136:478		NMC 342211
Ice 039	136:479		NMC 342212
Ice 040	136:480		NMC 342213
Ice 041	136:481		NMC 342214
Ice 042	136:482		NMC 342215
Ice 043	136:483		NMC 342216
Ice 044	136:484		NMC 342217
Ice 045	136:485		NMC 342218
Ice 046	136:486		NMC 342219
Ice 047	136:487		NMC 342220
Ice 048	136:488	267:259	NMC 342221
Ice 049	136:489	267:260	NMC 342222
Ice 050	136:490	267:261	NMC 342223
Ice 051	136:491		NMC 342224
Ice 052	136:492		NMC 342225
Ice 053	136:493		NMC 342226
Ice 054	136:494		NMC 342227
Ice 055	136:495		NMC 342228
Ice 056	136:496		NMC 342229
Ice 057	136:497		NMC 342230
Ice 058	136:498		NMC 342231
Ice 059	136:499		NMC 342232
Ice 060	136:500		NMC 342233
Ice 061	136:501		NMC 342234
Ice 062	136:502		NMC 342235
Ice 063	136:503		NMC 342236
Ice 064	136:504		NMC 342237
Ice 065	136:505		NMC 342238
Ice 066	136:506		NMC 342239
Ice 067	136:507		NMC 342240
Ice 068	136:508		NMC 342241
Ice 069	136:509		NMC 342242
Ice 070	136:510		NMC 342243
Ice 071	136:511		NMC 342244
Ice 072	136:512		NMC 342245
Ice 073	136:513		NMC 342246
Ice 074	136:514		NMC 342247
Ice 075	136:515		NMC 342248
Ice 076	136:516		NMC 342249
Ice 077	136:517	263:525	NMC 342250
Ice 078	136:518	263:527	NMC 342251
Ice 079	136:519	263:529	NMC 342252
Ice 080	136:520	263:531	NMC 342253
Ice 081	136:521	263:533	NMC 342254
Ice 082	136:522	263:535	NMC 342255
Ice 083	136:523		NMC 342256
Ice 084	136:524		NMC 342257
Ice 085	136:525		NMC 342258
Ice 086	136:526		NMC 342259

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 087	136:527		NMC 342260
Ice 088	136:528		NMC 342261
Ice 089	136:529		NMC 342262
Ice 090	136:530		NMC 342263
Ice 091	136:531		NMC 342264
Ice 092	136:532		NMC 342265
Ice 093	136:533		NMC 342266
Ice 094	136:534		NMC 342267
Ice 095	136:535		NMC 342268
Ice 096	136:536		NMC 342269
Ice 097	136:537		NMC 342270
Ice 098	136:538		NMC 342271
Ice 099	136:539		NMC 342272
Ice 100	136:540		NMC 342273
Ice 101	136:541		NMC 342274
Ice 102	136:542		NMC 342275
Ice 103	136:543		NMC 342276
Ice 104	136:544		NMC 342277
Ice 105	136:545		NMC 342278
Ice 106	136:546		NMC 342279
Ice 107	136:547		NMC 342280
Ice 108	136:548		NMC 342281
Ice 109	136:549		NMC 342282
Ice 110	136:550		NMC 342283
Ice 111	136:551		NMC 342284
Ice 112	136:552		NMC 342285
Ice 113	136:553		NMC 342286
Ice 114	136:554		NMC 342287
Ice 115	136:555		NMC 342288
Ice 116	136:556		NMC 342289
Ice 117	136:557		NMC 342290
Ice 118	136:558		NMC 342291
Ice 119	136:559		NMC 342292
Ice 120	136:560		NMC 342293
Ice 121	136:561		NMC 342294
Ice 122	136:562		NMC 342295
Ice 123	136:563		NMC 342296
Ice 124	136:564		NMC 342297
Ice 125	136:565		NMC 342298
Ice 126	136:566		NMC 342299
Ice 127	136:567		NMC 342300
Ice 128	136:568		NMC 342301
Ice 129	136:569		NMC 342302
Ice 130	136:570		NMC 342303
Ice 131	136:571		NMC 342304
Ice 132	136:572		NMC 342305
Ice 133	136:573		NMC 342306
Ice 134	136:574		NMC 342307
Ice 135	136:575		NMC 342308

BOOK 399 PAGE 034

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 136	136:576		NMC 342309
Ice 137	136:577		NMC 342310
Ice 138	136:578		NMC 342311
Ice 139	136:579		NMC 342312
Ice 140	136:580		NMC 342313
Ice 141	136:581		NMC 342314
Ice 142	146:476		NMC 371945
Ice 143	146:477		NMC 371946
Ice 144	146:478		NMC 371947
Ice 145	146:479		NMC 371948
Ice 146	146:480		NMC 371949
Ice 147	146:481		NMC 371950
Ice 148	146:482		NMC 371951
Ice 149	146:483		NMC 371952
Ice 150	146:484		NMC 371953
Ice 151	146:485		NMC 371954
Ice 152	146:486		NMC 371955
Ice 153	146:487		NMC 371956
Ice 154	146:488		NMC 371957
Ice 155	146:489		NMC 371958
Ice 156	146:490		NMC 371959
Ice 157	146:491		NMC 371960
Ice 158	146:492		NMC 371961
Ice 159	146:493		NMC 371962
Ice 160	146:494		NMC 371963
Ice 161	146:495		NMC 371964
Ice 162	146:496		NMC 371965
Ice 163	146:497		NMC 371966
Ice 164	146:498		NMC 371967
Ice 165	146:499		NMC 371968
Ice 166	146:500		NMC 371969
Ice 167	146:501		NMC 371970
Ice 168	146:502		NMC 371971
Ice 169	146:503		NMC 371972
Ice 170	146:504		NMC 371973
Ice 171	146:505		NMC 371974
Ice 221	170:350	174:149	NMC 454017
Ice 222	170:351	174:150	NMC 454018
Ice 223	170:352	174:151	NMC 454019
Ice 224	170:353	174:152	NMC 454020
Ice 225	170:354	174:153	NMC 454021
Ice 226	170:355	174:154	NMC 454022
Ice 227	170:356	174:155	NMC 454023
Ice 228	170:357	174:156	NMC 454024
Ice 229	170:358	174:157	NMC 454025
Ice 230	170:359	174:158	NMC 454026
Ice 231	170:360	174:159	NMC 454027
Ice 232	170:361	174:160	NMC 454028

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 233	170:362	174:161	NMC 454029
Ice 300	263:088		NMC 692725
Ice 301	263:089		NMC 692726
Ice 302	263:090		NMC 692727
Ice 303	263:091		NMC 692728
Ice 304	263:092		NMC 692729
Ice 305	263:093		NMC 692730
Ice 306	263:094		NMC 692731
Ice 307	263:095		NMC 692732
Ice 308	263:096		NMC 692733
Ice 309	263:097		NMC 692734
Ice 310	263:098		NMC 692735
Ice 311	263:099		NMC 692736
Ice 312	263:100		NMC 692737
Ice 313	263:101		NMC 692738
Ice 314	263:102		NMC 692739
Ice 315	263:103		NMC 692740
Ice 316	263:104		NMC 692741
Ice 317	263:105		NMC 692742
Ice 318	263:106		NMC 692743
Ice 319	263:107		NMC 692744
Ice 320	263:108		NMC 692745
Ice 321	263:109		NMC 692746
Ice 322	263:110		NMC 692747
Ice 323	263:111		NMC 692748
Ice 324	263:112		NMC 692749
Ice 325	263:113		NMC 692750
Ice 326	263:114		NMC 692751
Ice 327	263:115		NMC 692752
Ice 328	263:116		NMC 692753
Ice 329	263:117		NMC 692754
Ice 330	263:118		NMC 692755
Ice 331	263:119		NMC 692756
Ice 332	263:120		NMC 692757
Ice 333	263:121		NMC 692758
Ice 334	263:122		NMC 692759
Ice 335	263:123		NMC 692760
Ice 336	263:124		NMC 692761
Ice 337	263:125		NMC 692762
Ice 338	263:126		NMC 692763
Ice 339	263:127		NMC 692764
Ice 340	263:128		NMC 692765
Ice 341	263:129		NMC 692766
Ice 342	263:130		NMC 692767
Ice 343	263:131		NMC 692768
Ice 344	263:132		NMC 692769
Ice 345	263:133		NMC 692770
Ice 346	263:134		NMC 692771

Claim Name	County Recording Book:Page	Amendments Book:Page	BLM Serial Nos.
Ice 347	264:573		NMC 695046
Ice 348	264:574		NMC 695047
Ice 349	264:575		NMC 695048
Ice 350	264:576		NMC 695049
Ice 351	264:577		NMC 695050
Ice 352	264:578		NMC 695051

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